                                                                     Exhibit 2.2
                                                     EXECUTION COPY 30 JUNE 2000
                                                                           15:39
                              DATED  30 June 2000
                              -------------------





                      ZIFF DAVIS PUBLISHING HOLDINGS INC.
                             ZIFF DAVIS MEDIA INC.
                             ZIFF-DAVIS UK LIMITED
                        ZIFF-DAVIS VERLAG GMBH & CO. KG
                             ZIFF-DAVIS FRANCE SA

                                    - and -

                                   VNU N.V.
                                VIEW GROUP B.V.
                       VNU BUSINESS PUBLICATIONS LIMITED
                         VNU HOLDING DEUTSCHLAND GMBH
                      VNU BUSINESS PUBLICATIONS FRANCE SA


                  __________________________________________
                   SALE AND PURCHASE OF CERTAIN PRINT-BASED
                         PUBLISHING ASSETS IN THE UK,
                              GERMANY AND FRANCE
                  __________________________________________

------------------------------------------------------------------------
                                CONTENTS

------------------------------------------------------------------------
1.  Definitions and Interpretation
------------------------------------------------------------------------
2.  Sale and Purchase of the Assets in the Business
------------------------------------------------------------------------
3.  Conditions
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4.  Total Consideration
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5.  Interim Period
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6.  Completion
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7.  Obligations after Completion
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8.  Excluded Assets
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9.  Transfer of Contracts
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10. Assumed Obligations
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11. Apportionment
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12. Business Records, Business Information and Access Rights
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13. Risk and Insurance
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14. Representations and Warranties
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15. UK Employees
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16. German Employees
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17. French Employees
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18. Restrictions on Business Activities
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19. Assignment of Trade Marks
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20. Parent Guarantee
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21. Remedies and Waivers
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22. Assignment
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23. Further Assurance
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24. Entire Agreement
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25. Notices
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26. Announcements
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27. Confidentiality
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28. Costs and Expenses
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29. Counterparts
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30. Invalidity
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31. Choice of Governing Law and Jurisdiction
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32. Agents for Service of Process
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------------------------------------------------------------------------
                               SCHEDULES

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Schedule 1 Part A: Assigned Trade Marks

Schedule 1 Part B: Licensed Trade Marks
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Schedule 2: Assumed  Employees

Part A: UK Employees
Part B: German Employees
Part C: French Employees
------------------------------------------------------------------------

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------------------------------------------------------------------------
Schedule 3: Contracts


------------------------------------------------------------------------
Schedule 4: The Publications

Part A: UK Publications
Part B: German Publications
Part C: French Publications
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Schedule 5: `Editorial Voices' of the Publications
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Schedule 6: Part A: Sellers' Representations and Warranties
            Part B: Purchasers' Representations and Warranties
------------------------------------------------------------------------
Schedule 7: Computations
------------------------------------------------------------------------

THIS AGREEMENT is made the 30th day of June 2000

BETWEEN

(1) ZIFF DAVIS PUBLISHING HOLDINGS INC. a company incorporated in the state of Delaware, United States of America and whose principal place of business is in New York (the `ZD Licensor');

(2) ZIFF DAVIS MEDIA INC. a company incorporated in the state of Delaware, United States of America and whose principal place of business is in New York, USA (the `ZD Parent');

(3) ZIFF-DAVIS UK LIMITED a company incorporated in England and Wales with company number 2583304 and whose registered office is at No. 1 St. Katherine's Way, London, United Kingdom (`ZDUK');

(4) ZIFF-DAVIS VERLAG GMBH & CO. KG a company established in the Federal Republic of Germany and whose principal place of business is at Riesstraae 25, 80992 Munich, Germany (`ZDVG'); and

(5) ZIFF-DAVIS FRANCE SA a societe anonyme incorporated in the Republic of France and whose registered office is at Levallois-Perrett, 92300, France (`ZDF');

     (the parties being (3) - (5) being collectively referred to as the `Sellers');

     AND

(6) VNU N.V., a company incorporated in the Netherlands with registered number 34036267 and whose registered office is at Ceylonpoort, 5-25 2037 AA Haarlem, the Netherlands (the `VNU Parent');

(7) VIEW GROUP B.V. a company incorporated in the Netherlands with registered number 20057297 and whose registered office is at Takkebijsters 3A, 4817 BL Breda, the Netherlands (`VGBV');

(8) VNU BUSINESS PUBLICATIONS LIMITED registered in England and Wales with registered number 1513633 and whose registered office is at 32-34 Broadwick Street, London, United Kingdom (`VBPL');

(9) VNU HOLDING DEUTSCHLAND GMBH registered in Germany with registered number HRB 41361 and whose registered office is at Darmstdter Landstrasse 16, 60598 Frankfurt am Main,Germany (`VG'); and

(10) VNU PUBLICATIONS FRANCE SA, a societe anonyme incorporated in France with registered number 381281492 and whose registered office is at 2-6 rue des Bourels, BP 145, 92154, Suresnes, Cedex, France (`VBF');

     (the parties (7) - (10) being collectively referred to as the "Purchasers").

WHEREAS:

(A) The Sellers carry on the Businesses (as defined in this Agreement) and, along with ZD Licensor, are the beneficial owners, or are otherwise able to procure, the sale of the Assets (as defined in this Agreement).

(B) ZDUK, as owner, publisher, seller and distributor of the UK Publications, carries on the UK Business operational from London, England.

(C) ZDVG, as owner, publisher, seller and distributor of the German Publications, carries on the German Business operational from Munich, Germany.

(D) ZDF, as owner, publisher, seller and distributor of the French Publications, carries on the French Business operational from Paris, France.

(E) The Sellers and ZD Licensor have agreed to sell (or procure the sale of) and the Purchasers has agreed to purchase (or procure the purchase of) with effect from the Effective Date the Assets on the terms and subject to the conditions contained in this Agreement.

WHEREBY IT IS AGREED as follows:

1.   Definitions and Interpretation

1.1  In this Agreement and the Schedules, unless the context requires otherwise:

     "Accounts Receivable" means amounts payable for products or services actually rendered, sold and invoiced by the Sellers to third parties (and bearing all appropriate VAT or other local excise taxes), the same being calculated in accordance with each of the Sellers' Final Balance Sheets;

     "Accounts Receivable Deficit" means that amount which is the difference between the Closing Net Receivable Amount and the Collected Amount as defined in Clause 4.4 a. below;

     "Accounts Receivable Excess" means that amount which is the difference between the Closing Net Receivable Amount and the Collected Amount as defined in Clause 4.4 c. below;

     "Acquired Titles" means those titles to the Publications listed in Schedule 4 in the United Kingdom, France, and Germany each in Print-based form only;

     "Agreed Form" means, in relation to any document, that document in a form which has been initialed for the purposes of identification by or on behalf of the Sellers, the Purchasers, the ZD Parent, the ZD Licensor and the VNU Parent where appropriate;

     "Assets" means the entire, undivided beneficial right, title and interest of the Sellers in the assets existing within the Territory and agreed to be sold pursuant to this Agreement, all as listed in Clause 2.1 and the Assigned Trade Marks owned by ZD Licensor;

     "Assigned Trade Marks" means those trade marks pertaining to the Publications as listed and further described in Schedule 1 Part A;

     "Assumed Employees" means those employees located in the Territory and employed by any of the Sellers, whose contracts of employment will have effect after Completion as if originally made with the Purchasers as a consequence of the sale and purchase of the Assets under this Agreement;

     "Background" means the applicable Seller's ownership interest in any article, feature or other text or content and any picture, photograph, illustration, graph, table or other artwork and any research, survey or other results or analysis;

     "Businesses" means collectively the UK Business, the German Business and the French Business concerned with the publication, circulation or sale of the Publications, in each case as carried on at and prior to the Effective Date by the Sellers;

     "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business (other than solely for trading and settlement in euros) in London;

     "Business Information" means all information, know-how and techniques (whether or not confidential and in whatever form held) used exclusively in the Businesses on and prior to the Effective Date including, without limitation, all:

     (i)   designs, specifications, drawings, data, manuals and instructions;

     (ii)  technical or other expertise;

     (iii) market research, both historic and current; and

     (iv)  sales and promotional information;

     "Business Intellectual Property" means Intellectual Property owned by or licensed to the Sellers at the date of this Agreement which is used exclusively in the Businesses on and prior to the Effective Date, including, without limitation, all Intellectual Property owned by or licensed to any member of the Sellers' Group in or relating to the Lists, the Resources, the Business Records, the Work in Progress, the Library and any Previous Issues which, in each case:

     (i) is needed or useful to carry on the Businesses in the same or materially similar manner as they are carried on as at the Effective Date;

           and/or

     (ii) is needed or useful to fulfil any of the Contracts, plans or projects of the Businesses;

     but excluding the Assigned Trade Marks, the Licensed Trade Marks and the Acquired Titles and any rights whatsoever in and to the names "ZD," "Ziff" or "Davis" alone or in combination;

     "Business Records" means all books and records, direct mail history, sales contracts, exhibitor contracts, advertising space reservations, insertion orders, promotional and sales materials, circulation records, advertising files, photo files, market studies and surveys, prospect lists, price lists, research files and correspondence relating exclusively to the Businesses and existing at and prior to the Effective Date and all materials relating to conferences, summits or meetings held or to be held in connection with the Publications, (whether in written or electronic format) including research reports, surveys, editorial materials and marketing and promotional materials in the possession or control of the Sellers or which are held on behalf of the same by any third party containing or relating to Business Information but excluding the Lists, the Library, the Work in Progress, Previous Issues and the Resources;

     "Closing Net Receivable Amount" means the amount of the Sellers' Accounts Receivables stated on the Sellers' Final Balance Sheets other than the Purchased Accounts Receivables, after deducting therefrom the bad debt provision and any credit note provisions disclosed on the said Balance Sheets;

     "Companies Act" means the Companies Act 1985, as amended by the Companies Act 1989;

     "Completion" means the completion of the sale and purchase of the Assets as contemplated under this Agreement;

     "Completion Date" means the date of Completion as determined in accordance with Clause 6 below;

     "Completion Documents" means this Agreement, the Trade Mark Assignment the Trade Mark Licence, the Trade Mark Use Agreement, the French Deed of Transfer, the German Deed of Transfer, the assignment in respect of the Contracts; the ZD Net Agreement and ZDNet TV Agreement together with any other ancillary agreements required to complete the sale and purchase of the Assets contemplated hereunder;

     "Conditions" means each of the conditions set out in Clause 3;

     "Contracts" means the contracts listed in Schedule 2;

     "Current Issues" means the most recent Print-based issue of the Publications prior to the Effective Date and all Print-based promotional materials associated with the publication of any of them;

     "Debts" means such sums payable to any of the Sellers at Completion (excluding the Accounts Receivables) or to become due to any of the Sellers after Completion in connection with the carrying on of the Businesses prior to Completion (whether or not currently invoiced or due);

     "Deferred Consideration" means the payment by the Purchasers to the Sellers (or such other persons as the Sellers may direct in writing on their behalf prior to the applicable payment date), forming part of the Total Consideration and being the sum of fifteen million Dollars (US$15,000,000) payable in five (5) instalments of three (3) million Dollars (US$3,000,000) the first instalment to be made on the first anniversary of the Completion Date and payable yearly thereafter;

     "Disclosure Letter" means the letter of the same date as this Agreement from the Sellers to the Purchasers delivered by or on behalf of the Sellers to the Purchasers on or before the date of this Agreement (but in any event before this Agreement is executed) setting out certain exceptions to the Sellers' Representations and Warranties;

     "Effective Date" means the date of signature by the Parties of this Agreement;

     "Employees" means all the UK Employees, German Employees and French Employees as the same are listed in Schedule 2 as of the Effective Date (subject to any such employees resigning or being terminated prior to Completion) and shall include those employees employed by the Sellers prior to Completion in accordance with Clause 5.1 below;

     "Encumbrances" means any mortgage, charge (whether fixed or floating), pledge, lien, security interest or other third party right or interest in the nature of a mortgage, charge or security interest (legal or equitable) over or in respect of the relevant asset, security or interest;

     "Estimated Balance Sheets" means the estimated balance sheets prepared by the Sellers in accordance with Clause 7.5 dated as of the Completion Date, all to be prepared in accordance with each of the Sellers' usual accounting principles and otherwise in accordance with GAAP within each Territory where the Sellers are incorporated and normally operate;

     "Excluded Accounts Receivables" means all Accounts Receivables of the Sellers other than the Purchased Accounts Receivables;

     "Excluded Assets" means:

     a. cash in hand or at the bank and all cheques and other securities representing the same of the Sellers;

     b.  the Debts;

     c.  the Excluded Accounts Receivables;

     d. all other claims, obligations, expenses, litigation, violations, penalties, assessments, losses, damages and other liabilities of the Sellers of any nature whatsoever arising prior to Completion to the extent not clearly assumed by the Purchasers under this Agreement or as otherwise disclosed in the Disclosure Letter, including any Taxes or other liabilities or expenses resulting from the ownership or operation of the Businesses or the Assets by the Sellers, any direct costs associated with the Previous Issues and any long term or short term debt incurred by the Sellers whether or not relating to the Businesses or the Assets;

     e. all other Intellectual Property and including Licensed Trade Marks but excluding the Assigned Trade Marks;

     f. the Sellers' rights under this Agreement and the other Completion Documents;

     g. the corporate charter minute books, company secretarial books, Tax returns and corporate seal of each of the Sellers; and

     h. all other assets, properties, rights, titles and interests of every kind and nature owned or leased by any of the Sellers or ZD Licensor, whether tangible, real or personal and wherever located, to the extent not constituting "Assets" under this Agreement.

     "Final Balance Sheets" means the closing balance sheets dated as of the Completion Date prepared by the Purchasers after the Completion Date in accordance with Clause 7.5, all to be prepared in accordance with each of the Sellers' usual accounting principles and otherwise in accordance with GAAP within each Territory where the Sellers are incorporated and normally operate;

     "French Business" means the business carried on by ZDF in Paris, France as at the Effective Date which currently comprises the publication and sale in France of Print-based Publications under the titles:

     [_]  `PC Expert'
     [_]  `PC Direct; and
     [_]  `Yahoo! Internet Life'

     (the `French Publications');

     "French Employees" means those persons as the same are listed in Schedule 2 Part C as of the Effective Date (subject to any such employees resigning or being terminated prior to Completion) and shall include those employees employed by the Sellers prior to Completion in accordance with Clause 5.1 below;

     "French Deed of Transfer" means an agreement in the Agreed Form to be entered into between ZDF and VBF prior to Completion for the sale and purchase of the assets pertaining to the French Business, as envisaged hereunder;

     "Future Issues" means issues of0 the Publications in Print-based form published after Completion and including the respective Next Issues and all Print-based promotional materials associated with such issues;

     "GAAP" means the generally accepted accounting principles consistently applied by each of the Sellers within the Territory in which each of the Sellers operate;

     "German Business" means the business carried on by ZDVG in Munich, Germany as at the Effective Date which currently comprises the publication and sale in Germany of the Print-based Publications under the titles:

     .  `PC Professionell'
     .  `PC Direkt' and
     .  Internet Professionell

     (the `German Publications');

     "German Deed of Transfer" means an agreement to be entered into in the Agreed Form between ZDG and VG prior to Completion for the sale and purchase of the assets pertaining to the German Business, as envisaged hereunder;

     "German Employees" means those persons as the same are listed in Schedule 2 Part B as of the Effective Date (subject to any such employees resigning or being terminated prior to Completion) and shall include those employees employed by the Sellers prior to Completion in accordance with Clause 5.1 below;

       "Goodwill" means all the goodwill owned by the Sellers and ZD Licensor (where appropriate) in relation to the Assets together with the exclusive right of the Purchasers to represent themselves anywhere in the world as owning the Assets in succession to the Sellers and the ZD Licensor (where appropriate) under the names of the Publications and to publish the Future Issues within the Territory but at all times excluding any goodwill relating to the Licensed Trade Marks;

       "Group" means, in relation to a Party to this Agreement, that Party's subsidiaries, holding companies and subsidiaries of such holding companies from time to time;

     "Intellectual Property" means trade marks, signs and service marks, title rights, rights in designs, brand names, trade or business names or signs, logos or devices, copyrights, database rights, trade secrets, know-how, confidential and technical information (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the Territory but explicitly excluding domain names and URL's;

     "Interim Period" means the period from the Effective Date until the Completion Date;

     "Library" means the library of reference materials (including, but not limited to, Previous Issues, drafts of Previous Issues and Background for or in connection with any Previous Issues) used exclusively for the purpose of the Businesses by the Sellers to the extent owned by or licensed to the Sellers;

     "Licensed Trade Marks" means those European Community and national trade marks identified in Schedule 1 Part B which shall, in relation to each country within the Territory, be licensed by ZD Licensor to VGBV pursuant to the terms and conditions of the Trade Mark Licence;

     "Lists" means:

     (i) the Sellers' subscription lists (current, lapsed and prospective) and aged status reports in relation to current subscribers of the Publications;

     (ii) mailing, advertiser (current, lapsed and prospective) and other lists, databases and/or spreadsheets;

     (iii) advertiser record cards, registration cards, rate cards and all other records and information relating to advertisers, wholesalers and contracts;

     (iv)   distribution profiles;

     (v)    print orders;

     (vi)   details of sales patterns;

     (vii)  prospect and circulation lists;

     (viii) details of historical or future planned promotions (including forward trade promotion schemes and all events (including sponsored events), activities and exhibitions); and

     (ix)   details of freelance contributors;

     in the case of all of the foregoing insofar as they have been compiled for or used exclusively in the Businesses and are in the possession or control of any member of the Sellers' Group (whether in print or electronic form or in other media);

     "Next Issue" means the next Print-based issue of the Publications following Completion in each case to be published after Completion and all Print-based promotional materials associated with their publication;

     "Party" means each of the parties to this Agreement and "Parties" shall be construed accordingly;

     "Pre-paid Expenses" means the pre-paid expenses of the Sellers arising prior to Completion as reflected in the Final Balance Sheets in respect of Background or other publishing costs for Future Issues, health insurance or other Employee benefit coverage, company automobile leasing payments, Employee Business expenses or any other pre-payment for which the Purchasers will receive the economic benefit on or after Completion and which arise in the ordinary course of trading of the Businesses;

     "Previous Issues" means the issues of the Publications in Print-based form (including, for the avoidance of doubt, the Current Issue of each Publication) published by any member of the Sellers' Group prior to Completion;

     "Print-based" means, in relation to a publication, that publication as produced or reproduced and printed or stored in paper-based or non-inter-active CD-Rom form;

     "Proceedings" means any proceeding, suit or action arising out of or in connection with this Agreement and the transactions contemplated hereby;

     "Process Agent" has the meaning given in Sub-Clause 32.1;

     "Publications" means the UK Publications, the German Publications and the French Publications as further set forth at Schedule 4 and, for the avoidance of doubt, including (but not limited to) all Print-based supplements, special editions, books, special one-off issues, or series of issues or compilations of issues, editorials, sponsored press projects and other Print-based editorial projects related to such Publications in each case in Print-based form only;

     "Publishing Rights" means the rights to publish Future Issues of the Publications in Print-based form;

     "Purchased Accounts Receivables" means the Accounts Receivables of the Sellers detailed in the Sellers' Final Balance Sheets in respect of advertising and subscriptions sold by the Sellers prior to Completion in respect of Future Issues (and, for the avoidance of doubt, not including any Accounts Receivables in respect of advertising or subscriptions sold by the Sellers in respect of Previous Issues);

     "Purchasers' Group" means the Purchasers, each of their subsidiaries, any holding company of the Purchasers and all other subsidiaries of any such holding company from time to time;

     "Purchasers' Representations and Warranties" means the representations and warranties contained in Schedule 6 Part B given by each of the Purchasers;

     "Regulations" means the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981;

     "Representations and Warranties" means each of the Purchasers' Representations and Warranties and each of the Sellers' Representations and Warranties;

     "Resources" means materials in any media used exclusively in the Businesses comprising:

     (i)    the Library;

     (ii) all Print-based advertising and promotional material exclusively relating to the Businesses and the Publications;

     (iii) any desk top publishing style sheet used in the preparation of any of the Publications; and

     (iv) all other materials used in or for the purposes of the preparation of the Publications;

     in the case of all of the foregoing, insofar as they are in the possession or control of any member of the Sellers' Group;

     "Sellers' Group" means the Sellers, each of their subsidiaries, any holding company of any of the Sellers and all other subsidiaries of any such holding company from time to time;

     "Sellers' Representations and Warranties" means the representations and warranties contained in Schedule 6 Part A given by the each of the Sellers and, where appropriate, ZD Licensor;

     "Service Document" means a claim form, order, judgment or other document in connection with any Proceeding;

     "Stock" means all current paper stock of the Businesses as disclosed on the Final Balance Sheets;

     "Subscription Amount" has the meaning given in Clause 7;

     "Tangible Assets" means those tangible assets of the Businesses to be purchased by the Purchasers and to be further identified in the Interim Period, and to be agreed between the Sellers and the Purchasers and disclosed in the Final Balance Sheets;

     "Tax" or "Taxation" includes (without limitation) all taxes and any levies, duties, imposts, charges and withholdings in the nature of taxes, whether arising in the Territory or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any returns required for the purposes of any of them;

     "Territory" means the United Kingdom, France and Germany;

     "Third Party Consent" or "Third Party Consents" means all consents, approvals, authorisations or waivers required from third parties for the transfer, assignment or novation of any Contract in favour of the Purchasers or for the performance of any Contract by or on behalf of the Purchasers;

     "Total Consideration" means the Initial Consideration, the Deferred Consideration, the payment for the Stock, the Pre-paid Expenses and the Tangible Assets together with those other payments to be made in accordance with Clause 4.4;

     "Trade Mark Assignments" means an agreement for the assignment of the Assigned Trade Marks in the Agreed Form made between ZD Licensor and VGBV and;

     "Trade Mark Licence" means a licence of the Licensed Trade Marks agreed to be in the Agreed Form at the Effective Date and made between ZD Licensor and VGBV;

     "Trade Mark Registrations" means all registrations and applications for registration of the Assigned Trade Marks;

     "Trade Mark Use Agreement" means an agreement for the use of the Assigned Trade Marks in the Agreed Form at the Effective Date and made between ZD Licensor and VGBV;

     "UK Business" means the business carried on by ZDUK in London, UK as of the Effective Date which currently comprises the publication and sale in the United Kingdom of the Print-based Publications under the titles:

     .  `IT Week'
     .  `PC Magazine'
     .  `PC Direct' and
     .  `PC Gaming World'

     (the `UK Publications');

     "UK Employees" means those persons as the same are listed in Schedule 2 Part A as of the Effective Date (subject to any such employees resigning or being terminated prior to Completion) and shall include those employees employed by the Sellers prior to Completion in accordance with Clause 5.1 below;

     "United States Dollars" and "US$" means the lawful tender for the time being of the United States of America and `US' or `USA' shall be construed accordingly;

     "URL" means uniform resource locator;

     "VAT" means the tax imposed by the Sixth Council Directive of the European Communities and any national legislation implementing that Directive together with legislation supplemental thereto;

     "VNU Material" means any article, feature or other text and any picture, photograph, illustration, graph, table or other art work and any research, survey or other results or analysis or other material owned by the Purchasers, a member of the Purchasers' Group or licensed to any of them from third parties as of the Effective Date;

     "Work in Progress" means work done or being done by or on behalf of any of the Sellers prior to Completion in relation to Future Issues to the extent the same is owned by or licensed to a Seller including, without limitation, Background which has been commissioned or paid for by a Seller for Future Issues;

     "Working Hours" means 9.30 a.m. to 5.30 p.m. on a Business Day;

     "ZD Net Agreement" means an agreement in the Agreed Form at the Effective Date relating to the ZD Net Licence and made between the ZD Parent and VGBV;

     "ZD Net Licence" means the licence agreement dated 5 April 2000 and made between the ZD Parent and Ziff-Davis Inc., a third party;

     "ZD TV Agreement" mean an agreement in the Agreed Form at the Effective Date relating to the ZD TV Licence and made between ZD Parent and VGBV; and

     "ZD TV Licence" means the amended and restated licence agreement dated 21 January 2000 and made among ZD Net, Inc., ZD Inc. and ZDTV, LLC., a third party;

1.2  In this Agreement, unless otherwise specified:

     a. references to clauses, sub-clauses, schedules and appendices are to Clauses, Sub-Clauses, Schedules and Appendices to this Agreement;

     b. a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted PROVIDED THAT no such reference shall be so construed if such construction would have the effect of making more onerous the obligations of any Party hereunder or creating any liability which any Party would not otherwise have had;

     c. references to a company shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     d. references to a person shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

     e. the expressions "holding company", "subsidiary" and "subsidiary undertaking" shall have the meanings given in the Companies Act;

     f. references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     g.   references to times of day are to London United Kingdom time;

     h. headings to Clauses, Schedules and Appendices are for convenience only and do not affect the interpretation of this Agreement;

     i. the Schedules and Appendices form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Schedules and the Appendices;

     j. in the event of any conflict between this Agreement and the Schedules, the terms and conditions of this Agreement shall prevail. In the event of conflict between the Schedules and Appendices, the Schedules shall prevail; and

     k. all obligations expressed to be of the Sellers or the Purchasers shall be the joint and several obligations of the Sellers or the Purchasers, as applicable.

1.3 At the Effective Date, ZDUK and ZDF had not completed all corporate formalities necessary to execute this Agreement. The ZD Parent and the ZD Licensor undertake that they shall cause these Sellers to complete all such corporate formalities necessary to authorise the execution and delivery of this Agreement promptly and in any event no later than close of business (5.30 p.m.) on Thursday 6 July 2000 and that upon the completion of such corporate formalities, each such entity shall immediately execute a copy of this Agreement and become a Party hereto.

2.   Sale and Purchase of the Assets in the Businesses

2.1 Upon the terms and conditions of this Agreement including but not limited to the payment by the Purchasers of the Total Consideration and the assumption by the Purchasers of the Assumed Obligations, each Seller and to the extent applicable, the ZD Licensor, agrees to sell the Assets to the Purchasers (each Seller and to the extent applicable, the ZD Licensor, as legal and/or beneficial owner (as the case may be)) and the Purchasers agree to purchase and assume the Assets listed below (but excluding the Excluded Assets) free from all Encumbrances other than as disclosed in the Disclosure Letter as at and with effect from the Completion Date and allocated in accordance with Clause 4:

     a.   the Goodwill;

     b.   the Publishing Rights;

     c.   the Business Intellectual Property;

     d.   the Work in Progress;

     e.   the benefit (subject to the burden) of the Contracts;

     f.   the Lists;

     g. the Business Records relating exclusively to the Businesses and the Business Information;

     h.   the Resources;

     i.   the Assigned Trade Marks;

     j.   the Stock;

     k.   the Tangible Assets;

     l.   the Purchased Accounts Receivables; and

     m.   the Trade Mark Licence

     the above being referred to in this Agreement collectively as the "Assets", it being understood and agreed by all the Parties hereto that the French assets forming part of the French Business shall be sold under and in accordance with the French Deed of Transfer by ZDF to VBF and the German assets forming part of the German Business shall be transferred under and in accordance with the German Deed of Transfer by ZDG to VG.

2.2 No assets other than those expressly set out in Sub-Clause 2.1 above shall be included in the sale. For the avoidance of doubt the Purchasers shall not acquire from the Sellers any of the Excluded Assets nor any Encumbrances (except as otherwise set out in the Disclosure Letter).

2.3 Upon Completion, Clause 2.1 shall operate as an assignment of such of the Business Intellectual Property and the Assigned Trade Marks which are not the subject of a registration or an application for registration within the Territory with effect from Completion. Any Assigned Trade Mark which is registered or which is the subject of an application for registration within the Territory shall be assigned to the Purchasers pursuant to a Trade Mark Assignment in the Agreed Form.

2.4 The Total Consideration for the sale and purchase of the Assets hereunder will be as set out in Clause 4.

3.   Conditions

3.1 Completion is subject to the fulfillment of each of the Conditions as follows:

          i. a. that in relation to Germany and France, the Parties establish that competition and merger legislation either does not apply in this Agreement or that specific clearances in relation to the same are to be sought from the appropriate German and/or French authorities;;

     b. that all appropriate approvals and consents necessary for the Employees under and in accordance with employment law applicable in the Territory are obtained;

     c. that the Sellers and ZD Licensor confirm in writing that there has not occurred prior to the Completion Date any breach of the Sellers' Representations or Warranties which would materially affect the value of the Assets;

     d. that each of the Parties hereto shall have performed in all material respects their respective covenants and agreements required to be performed by them pursuant to this Agreement on or prior to the Completion Date, including the matters listed in Clause 6 hereof; and

     e. that any and all approvals that are necessary for the consummation of the transactions contemplated by this Agreement or that are required in order to prevent a material breach or default under, a termination or modification of, or acceleration of the terms of any material Contract shall have been received.

3.2 The Purchasers or Sellers, as the case may be, may by notice in writing to the other waive (insofar as they are able) any of the Conditions contained in Clause 3.1 above in whole or in part save as to Clause 3.1 (a).

3.3 Each of the Parties shall use all reasonable endeavours to procure with all due dispatch the satisfaction of the Conditions set out in Clause 3.1 on or before 30 September 2000 or such later date as the Parties may agree in writing.

4.   Total Consideration

4.1 The Total Consideration for the sale and purchase of the Assets under this Agreement, the Trade Mark Licence and the giving of the covenants in Clause 19 shall be the payment by the Purchasers to the Sellers (or such other persons as the Sellers may direct in writing on their behalf prior to the Completion) of the sum of thirty-one million Dollars (US$31,000,000 being the `Initial Consideration') TOGETHER WITH the payment of the Deferred Consideration as and when due, and TOGETHER FURTHER WITH the arrangement for the collection of the Excluded Accounts Receivables as further set out at Clause 4.4 below and TOGETHER FURTHER WITH the amounts identified for the Stock, the Pre-paid Expenses and the Tangible Assets as set forth in the Final Balance Sheets of the Sellers as of Completion. In order to facilitate the Completion, the Parties agree that the Purchasers shall make a payment to the Sellers on Completion (or such other persons as the Sellers may direct in writing on their behalf prior to the Completion) an amount equal to the book market value of the Stock, the Pre-paid Expenses and the Tangible Assets as set forth on the Estimated Balance Sheets of the Sellers, which payment shall be subject to adjustment as contemplated in Clause 7.5 upon the determination of the Final Balance Sheets.

4.2 The Parties agree that, subject to this Clause 4.2, the Initial Consideration together with the Deferred Consideration payable for each of the Assets and for the giving of the covenants in Clause 19 shall be subject to allocation. Within seven (7) Business Days following the Effective Date, or such additional period of time as the Parties shall agree in writing, the Purchasers and Sellers shall prepare a schedule allocating the Initial Consideration and Deferred Consideration for each of the Assets and for the giving of the covenants in Clause 19 based upon the relative values of the UK Business, the French Business and the German Business and the value of the Assets used in each of the Businesses and the giving of the covenants in Clause 19 hereof. In the event the Purchasers and the Sellers cannot agree on the allocation of the Initial Consideration and the Deferred Consideration within such seven
     (7) Business Day period (or such longer period as they may agree in writing) the Purchasers and the Sellers will elect within a further five
     (5) Business Day period an independent accounting firm mutually acceptable to the Purchasers and the Sellers to determine such allocation. If the Purchasers and the Sellers are unable to agree on the choice of an independent accounting firm within such five (5) Business Day period they will, within a further two (2) Business Day period, select an internationally recognised independent public accounting firm by drawing a lot (after excluding their regular external accounting adviors). The independent accounting firm so selected shall prepare an allocation schedule allocating the Initial Consideration and the Deferred Consideration amongst the Assets based upon the relative values of the UK Business, the German Business and the French Business and the value of the Assets of each such Business and the giving of the covenants in Clause 19 hereof. The allocation schedule finally determined in accordance with this Clause 4.2 shall be conclusive and binding upon the Parties. The allocation of the Assets shall be those identified and listed at Clause 2.1 above, excluding the Stock, Tangible Assets and the Excluded Assets Receivables.

4.3 The Initial Consideration and the Deferred Consideration shall be apportioned to the various classes of Assets in accordance with Clause 4.2 above in proportion to the amount payable for them under this Clause (subject to any deduction from said allocation which may be imposed in relation to a net present value in respect of the Deferred Consideration) and as so apportioned shall be adopted by the Parties for all purposes including Tax and stamp duty (if any) together with any other registration taxes due and payable throughout the Territory. The Parties agree that further sums forming part of the Total Consideration shall be added to or subtracted from the allocation pursuant to this Clause. The Parties agree that they will each present their computations and reliefs for Taxation purposes on the basis of the above figures unless as otherwise varied by the terms of this Clause.

4.4 From the Completion Date, the Purchasers shall be or the Purchasers shall procure that they shall be responsible for collecting on behalf of the Sellers the Excluded Accounts Receivables for a period of one (1) year from Completion at the Purchasers' own cost and expense and shall report and remit the same to ZDEL on a quarterly basis throughout that year (the usual quarter days being 31 March, 30 June, 30 September and 31 December each year) in the currency in which payments are received for the said Excluded Accounts Receivables PROVIDED THAT:

     a. if, on the date which is one hundred and eighty (180) days from the Completion Date (the 'Measurement Date'), the Purchasers (or one of the Purchasers' Group) have collected and remitted or have procured the collection and remittance to ZDEL in accordance with this Clause
          4.4 an aggregate amount less than the Closing Net Receivable Amount (said amount being the 'Collected Amount' in funds in the currencies in which they are received) the Purchasers will pay to ZDEL a sum equal to fifty per cent (50.00%) of the Accounts Receivable Deficit up to a maximum capped amount of one million five hundred thousand Dollars (US$1,500,000) (the 'Shortfall Balancing Payment'). The Shortfall Balancing Payment shall be paid by telegraphic transfer to a bank account designated by the Companies within thirty (30) days of the Measurement Date;

     b. if the Purchasers are required to make a Shortfall Balancing Payment pursuant to Clause 4.4 a. above, the Purchasers shall continue to be responsible to collect on the Sellers' behalf any remaining outstanding Excluded Accounts Receivables and shall remit the same to ZDEL on a quarterly basis PROVIDED THAT once the Purchasers have remitted to ZDEL additional Excluded Accounts Receivables collected after the Measurement Date such that the aggregate amount remitted to ZDEL (including amounts remitted prior to the Measurement Date but excluding the amount of the Shortfall Balancing Payment) equals the Closing Net Receivable Amount less three million Dollars (US$3,000,000), the Purchasers shall be entitled to retain fifty per cent (50.00%) of any Excluded Accounts Receivables collected thereafter in excess of such Closing Net Receivable Amount less three million Dollars (US$3,000,000) so long as the Purchasers remit the other fifty per cent (50.00%) of such Excluded Accounts Receivable to ZDEL within thirty (30) days of the close of each quarter;

     c. if, on the Measurement Date, the Purchasers (or one of the Purchasers' Group) have collected and remitted or procured the collection and remittance to ZDEL in accordance with this Clause 4.4 of an aggregate Collected Amount equal to or in excess of the Closing Net Receivable Amount, the Purchasers shall retain fifty per cent (50.00%) of the Accounts Receivable Excess so long as the Purchasers (or the relevant member of the Purchasers' Group) remits the other fifty per cent (50.00%) of such Accounts Receivable Excess to ZDEL within thirty (30) days of the close of each quarter;

     d. for the avoidance of doubt, the Computations set out at Schedule 7 shall provide a worked example of the arrangements contemplated in this Clause 4.4. In particular, Example 1 and Example 2 shall be an illustrative computation for the purposes of Clause 4.4 a. and b. and Example 3 shall be an illustrative computation for the purposes of Clause 4.4c.

4.5 The Purchasers agree to use reasonable efforts to collect the Excluded Accounts Receivable for the benefit of the Sellers and to make such efforts as the Purchasers use to collect their own accounts receivable. Any collections after the Completion Date by the Purchasers with respect to the accounts receivables of the Businesses shall be credited against the accounts receivable owed by the payor in question in the order such payor's receivables were invoiced by the Sellers, except to the extent a payor indicates in writing that it wishes to pay a particular account receivable with such payment. The Purchasers shall not agree to any settlement, discount or reduction of any Excluded Account Receivable without the prior written consent of ZDEL such consent not to be unreasonably withheld or delayed. The Purchasers shall not assign, pledge or grant a security interest in any of the Excluded Accounts Receivable to any third party or claim a security interest in any of the Excluded Accounts Receivable. After the period of one (1) year referred to in Clause 4.4 above, the Parties agree that the Purchasers shall no longer have any continuing responsibility, obligation or liability for the collection and remittance of the Excluded Accounts Receivables. After this period it shall be up to the Sellers to decide whether to continue to collect any Excluded Accounts Receivables SAVE THAT the Purchasers shall first consent in writing (such consent not to be unreasonably withheld or delayed) to the bringing of any action (or such like) against any party so obligated to any one of the Sellers for any such Excluded Accounts Receivables after this time.

4.6 The Total Consideration payable by the Purchasers to the Parent or the Sellers' Group (as the case may be) and as directed by the Parent to the Purchasers from time to time shall be exclusive of any amounts in respect of VAT payable. If the payment of any part of the Total Consideration shall constitute the consideration for a supply of all or any part of the Assets under this Agreement for VAT purposes, the Purchasers shall, upon production of an appropriate invoice for VAT purposes, pay to the relevant Seller making such supply by way of adjustment to the Total Consideration and in accordance with Sub-Clause 4.4 an amount equal to any VAT properly chargeable in respect of the relevant supply where such VAT is the liability of the payee.

4.7 Any and all amounts to be paid pursuant to this Clause 4 shall be paid by telegraphic transfer in same day funds (save as to the provisions contained in Clause 4.4) to ZDEL's account, details of which shall be provided in writing to the Purchasers prior to Completion.

4.8 The Purchasers declare that it is a member of a group of companies in the Netherlands for VAT purposes.

4.9 In addition to the amounts to be paid by the Purchasers to the Sellers pursuant to this Clause 4 as consideration for the sale and purchase of the Assets, the Purchasers shall assume the Assumed Obligations as provided in Clause 10 below. In addition to the above the Parties shall enter into the Completion Documents as at the Effective Date in the Agreed Form.

5.   Interim Period

5.1 Each of the Sellers, the ZD Parent and the ZD Licensor undertake and covenants that from the Effective Date until Completion it shall:

     a. not do or omit to do nor to permit any act, matter or thing in respect of the Assets which will cause any of the Sellers' Representations and Warranties, when repeated immediately prior to Completion, to be untrue, inaccurate or misleading;

     b. not sell, assign, lease or otherwise transfer the Assets or any part thereof other than Stock and Work In Progress in the ordinary course of the Businesses or items not constituting the Assets;

     c. promptly notify the Purchasers in writing of any fact or circumstance of which any of the Sellers is aware which might cause any of the Sellers' Representations and Warranties (whether as given on the Effective Date or repeated immediately prior to Completion) to be untrue or misleading in any material respect, or of any material adverse change which may occur in relation to the Assets;

     d. consult with the Purchasers and keep the Purchasers reasonably informed in a timely manner on all matters relating to the Assets other than that of a minor or routine nature;

     e. procure that the Purchasers are given on request such information regarding the Assets and/or the Businesses as the Purchasers may reasonably request;

     f. carry on the Businesses in the ordinary course of trading in the manner in which the same has been carried on prior to the Effective Date of this Agreement;

     g. not employ or otherwise engage any employee or consultant or individual in any other capacity to be an Employee in the Businesses without the prior written consent of the Purchasers; and

     h. not solicit or employ any Employee within the Sellers' Group without the prior written consent of the Purchasers.

5.2  If at any time prior to Completion:

     a. a material breach of any of the Sellers' Representations and Warranties occurring prior to the date hereof shall come to the notice of the Purchasers; or

     b. there shall occur any act or event after the date hereof which upon Completion will constitute a material breach of any of the Sellers' Representations and Warranties when given or when repeated immediately prior to Completion (other than a breach of a Sellers' Representation or Warranty which arises out of or is the result of the announcement of the entering into by the Parties of this Agreement and the proposed sale of the Assets); or

     c. there is any material breach or non-fulfillment by any of the Sellers of its obligations hereunder; or

     d. if requisite clearance as required in accordance with Clause 3.1 a. is refused or otherwise not obtained;

     which in any such case is incapable of remedy or, if capable of remedy, is not remedied by a Seller by the date scheduled for Completion hereunder or (if earlier) within thirty (30) days or such longer period as may be agreed after notice hereof from the Purchasers requesting the same to be remedied then in any such case the Purchasers shall be entitled to elect by notice in writing to the Sellers, within ten (10) Business Days of the date the Purchasers had the right to provide such notice to the Sellers, not to complete the purchase of the Assets in which event this Agreement shall be of no effect and the Parties shall have no further remedy or rights the one to the other.

5.3  If at any time prior to Completion:

     a. a material breach of any of the Purchasers' Representations and Warranties occurring prior to the date hereof shall come to the notice of the Sellers; or

     b. there shall occur any act or event after the date hereof which upon Completion will have constituted a material breach of any of the Purchasers' Representations or Warranties had they been repeated immediately prior to Completion; or

     c. there is any material breach or non-fulfillment by the Purchasers of their obligations hereunder; or

     d. if requisite clearance as required in accordance with Clause 3.1 a. is refused or otherwise not obtained;

     which in any such case is incapable of remedy or, if capable of remedy, is not remedied by the Purchasers by the date scheduled for Completion hereunder or (if earlier) within thirty (30) days or longer period as may be agreed after notice thereof from the Sellers requesting the same to be remedied then in any such case the Sellers shall be entitled to elect by notice in writing to the Purchasers, within ten (10) Business Days of the date the Sellers had the right to provide such notice to the Purchasers, not to complete the sale of the Assets, in which event this Agreement shall be of no effect and the Parties shall have no further remedy or rights the one to the other.

5.4 Following the Effective Date, the Parties shall co-operate with a view to facilitating the orderly transfer of the operations of the Assets with a minimum of disruption and shall act in good faith in relation thereto. In particular, the Parties shall negotiate in good faith the terms of a transition services agreement which shall reflect, amongst other things, the Purchasers' agreement to contribute to the overhead costs of the Sellers (excluding ZDEL) including, for example, cost of floor space, manpower costs, materials, systems requirements and so forth. Any costs indicated in the said transition services agreement shall be for a term extendable on a month-by-month basis.

6.   Completion

6.1 Completion shall take place at such location as the Parties shall agree (but failing such agreement, at the offices of VBPL in London) following the date when all of the Conditions shall have been fulfilled or waived.

6.2 At Completion, the relevant Sellers and/or the ZD Licensor shall deliver or procure the delivery of or make available to the Purchasers:

     a.   the Lists in mutually agreed electronic format;

     b.   the Resources;

     c.   the Business Records including the Employees' employment contracts;

     e.   the Work in Progress;

     f.   the Stock;

     g.   the Tangible Assets;

     h.   the Purchased Accounts Receivables;

     i. accurate and complete originals of the Contracts to the extent that the same exist in written form or copies thereof to the extent that originals are not available;

     j. accurate and complete copies of the minutes certified by the company secretary of a duly convened and held meeting of the board of directors of ZDE, ZDUK, ZDF and the ZD Parent authorising the execution by the Sellers of the Completion Documents to which that Seller is to be a Party;

     k. a certified copy of the minutes of a duly convened and held meeting of the board of directors of each of the Sellers of a resolution approving the sale of the Assets to the Purchasers;

     l. a counterpart of each of the Trade Mark Assignments duly executed by the relevant Seller together with certified copies of the Assigned Trade Marks certificates or copies thereof to the extent available and all information and correspondence pertaining to oppositions and applications relevant to the Assigned Trade Marks to the extent in the possession or control of the Sellers or ZD Licensor;

     m. a certified copy of the letter sent by ZDF to local labour authorities requesting authorisation for the transfer of protected employees in the context of this Agreement;

     n. an assignment of the benefit of the Contracts in the Agreed Form duly executed by the relevant Sellers;

     o. a certified copy of a letter or letters terminating intra-group licences in accordance with Clause 6.4;

     p. a certified copy of the counterpart of the French Deed of Transfer and the German Deed of Transfer duly executed by ZDF and ZDG respectively;

     q. the transition services agreement referred to at Clause 7.7 duly executed by the Sellers;

     r.   a counterpart of the ZD Net Agreement duly executed by ZD Licensor;

     s.   a counterpart of the ZD Net TV Agreement duly executed by ZD Licensor;

     t.   a counterpart of the Trade Mark Licence duly executed by ZD Licensor;
          and

     u. a counterpart of the Trade Mark Use Agreement duly executed by ZD Licensor.

6.3  At Completion, the Purchasers shall deliver to the Parent:

     a. a copy, certified as a true copy and in full force and effect by the board of directors of the Purchasers approving the purchase of the Assets on the terms of this Agreement and authorising the Purchasers to execute this Agreement, the Completion Documents and all other documents contemplated hereby;

     b. a copy, certified as a true copy and in full force and effect by the board of directors of the Purchasers' holding company approving the purchase of the Assets on the terms of this Agreement and authorising the Purchasers to execute the Completion Documents and all other documents contemplated hereby;

     c.   a counterpart of the ZD Net Agreement duly executed by the Purchasers;

     d.   a counterpart of the Trade Mark Assignment duly executed by VGBV;

     e. a copy of the counterpart of the French Deed of Transfer and the German Deed of Transfer duly executed by VBF and VBG, respectively;

     f. the transition services agreement referred to at Clause 5.4 duly executed by the Purchasers;

     g.   a counterpart of the Trade Mark Licence duly executed by VGBV;

     h.   a counterpart of the Trade Mark Use Agreement duly executed by VGBV;
          and

     i.   a counterpart of the ZD Net TV Agreement duly executed by VGBV

6.4 The Sellers shall procure that, upon Completion, all licences, sub-licences and the like in the nature of a licence between it and any other member of the Sellers' Group throughout the world in respect of any of the Assigned Trade Marks and the Licensed Trade Marks (but, with respect to the Licensed Trade Marks, only to the extent any such licence or sublicence is in conflict with the rights granted to VGBV pursuant to the Trade Mark Licence) in existence immediately before the Effective Date are terminated.

6.5 At Completion, the Purchasers shall pay to the Parent on behalf of the Sellers by telegraphic transfer to the Parent's Designated Account the Initial Consideration together with the estimated amount for the Stock, Pre-paid Expenses and Tangible Assets required to be paid pursuant to Clause 4 and as otherwise disclosed in the Estimated Balance Sheets.

6.6 Any provision of this Agreement and any other document referred to in it which is capable of being performed after but which has not been performed at or before Completion and all Representations and Warranties, indemnities, covenants and other undertakings and obligations contained in or entered into in accordance with this Agreement shall remain in full force and effect in accordance with their terms notwithstanding Completion subject to the terms of Clause 14 and 27 below.

6.7 The Parties shall execute all such other documents and do all acts and things as may be reasonably required in order to effect the terms and conditions of this Agreement and the Assets to be transferred hereunder and otherwise generally to carry out the true intent of this Agreement.

7.   Obligations after Completion

7.1 As soon as practicable after Completion, the Sellers shall join with the Purchasers in sending out a notice in a form to be agreed to each of the Sellers' suppliers and customers and other business contacts in respect of the Businesses informing them of the sale and purchase of the Assets.

7.2 All notices, correspondence, orders or inquiries relating to the Businesses or to the Assets which are received by the Sellers or any other member of the Sellers' Group on or after Completion shall as soon as reasonably possible be passed to the Purchasers to the extent that any such notices, correspondence, orders or inquiries relate to the Assets.

7.3 All notices, correspondence, orders or enquiries not relating exclusively to the Assets which are received by the Purchasers or any other member of the Purchasers' Group on or after Completion shall as soon as reasonably possible be passed to ZDEL.

7.4 Following Completion, the Purchasers shall perform on a timely basis all contractual obligations or other commitments (whether or not contractually binding) which the Sellers were bound or committed to perform immediately prior to the Completion in respect of the supply of Future Issues, including obligations and commitments to subscribers whose names appear in each Sellers' current subscription lists and obligations and commitments to advertisers in respect of such Future Issues.

7.5 Prior to the Completion Date, the Sellers shall prepare the Estimated Balance Sheets. Such Estimated Balance Sheets shall set forth, amongst other things, the estimated amount of Tangible Assets, Pre-paid Expenses, Purchased Accounts Receivables and Excluded Accounts Receivables and an estimate of the cash amounts which have been received by the Sellers prior to the Completion in respect of subscriptions for each Publication in relation to the Businesses and which relate to Future Issues (the "Estimated Subscription Amount"). For the purposes of Completion, the Sellers shall pay to the Purchasers the Estimated Subscription Amount which payment may be made in the form of an offset against the payment at the Completion of the Initial Consideration. Within twenty (20) Business Days of Completion, the Purchasers shall prepare and submit to ZDEL (and the Sellers shall co-operate and assist the Purchasers in the preparation of the same) a proposed balance sheet of each of the Sellers as of the Completion Date in substantially the same format as the Estimated Balance Sheet, which proposed balance sheet shall be prepared in accordance with each of the Sellers' usual accounting principles (including, without limitation, the amounts set forth as reserves for doubtful accounts with respect to the Excluded Accounts Receivables) and otherwise in accordance with GAAP within each Territory where the Sellers are organised (the "Draft Balance Sheets"). Such Draft Balance Sheets shall set forth, amongst other things, the amount of Tangible Assets, Pre-paid Expenses, Purchased Accounts Receivables and Excluded Accounts Receivables and a statement setting out the cash amounts which were received by the Sellers prior to Completion in respect of subscriptions for each Publication in relation to the Businesses and which relate to periods after Completion (the "Final Subscription Amount"). ZDEL shall within thirty (30) Business Days of receiving such statement decide whether it accepts the Draft Balance Sheets and shall be deemed to have accepted the Draft Balance Sheets if it does not notify the Purchasers otherwise within such thirty (30) Business Day period PROVIDED THAT during such thirty (30) Business Day period the Purchasers shall give to ZDEL such access as it reasonably requires to the Business Records and Employees which or who have transferred to the Purchasers by virtue of this Agreement for the purpose of evaluating the Draft Balance Sheets. If ZDEL notifies the Purchasers within that thirty
     (30) Business Day period that it does not accept the Draft Balance Sheets, then the matter shall be determined upon the application of any party by an independent chartered accountant to be appointed by agreement between the Parties (or, in default of agreement, within ten (10) Business Days of the application referred to above, by the President for the time being of the Institute of Chartered Accountants). The independent accountant shall act as an expert and not as an arbitrator and shall be instructed to issue a decision in accordance with the regulations of the Institute of Chartered Accountants within ten (10) Business Days of the date of being appointed. The costs of the independent accountant shall be borne as to fifty per cent (50.00%) by the Purchasers and as to (50.00%) by the Sellers. If there

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

     are no disputes regarding the Draft Balance Sheets, such Draft Balance Sheets shall be deemed the "Final Balance Sheets" for purposes of this Agreement. If the Purchasers have disputed any matter with respect to the Draft Balance Sheets, upon the agreement of the Parties or, if applicable, the resolution of such disputes by the independent chartered accountant appointed by the Parties, the resulting balance sheets of the Sellers shall be deemed the "Final Balance Sheets" for purposes of this Agreement. The amount set forth on the Final Balance Sheets with respect to Excluded Accounts Receivables, Tangible Assets, Stock, Pre-paid Expenses and the Final Subscription Amount shall be the final amounts used for their respective purposes under this Agreement, and the Parties agree to make whatever payments are necessary to each other with respect to Tangible Assets, Stock, Pre-paid Expenses and the Final Subscription Amount to account for any variations in the amounts with respect thereto included in the Estimated Balance Sheets used by the Parties for purposes of making payments at the Completion and the amounts therefor shown on the Final Balance Sheets.

7.6 Immediately following Completion, the Sellers shall procure that all rights of access held by any member of the Sellers' Group to any part of the Lists which is stored on a computer database or otherwise in intangible form by or on behalf of any of the Sellers or any other member of the Sellers' Group are transferred to or otherwise conferred on the Purchasers.

7.7 The Parties acknowledge and agree that, from the date of this Agreement, the Sellers shall, to the extent that they are able to do so, make available to the Purchasers all such information in their possession as the Purchasers shall reasonably request regarding current (as at the Effective
     Date) or previous (being prior to the Effective Date) advertisers in relation to the Publications, excluding any such information previously disclosed to the Purchasers pursuant to this Agreement.

8.   Excluded Assets

8.1 The Purchasers shall not acquire the Excluded Assets. Accordingly the Sellers shall remain owner of and be liable for the Excluded Assets and shall, subject to the provisions of Clause 14, indemnify, keep indemnified and hold the Purchasers harmless from the same (except to the extent otherwise set forth in the Trade Mark Licence with respect to the Licensed Trade Marks).

8.2 Following Completion, the Purchasers shall account and pay to ZDEL within five (5) Business Days of the end of each month to the Sellers for any payment received by the Purchasers during that month in respect of the Debts. The Purchasers shall hold on trust for the Sellers any monies received by the Purchasers in respect of such Debts.

8.3 The Sellers shall account and pay to the Purchasers within five (5) Business Days of the end of each month following Completion to the Purchasers for any payment received by the Sellers during that month in respect of payments belonging to the Purchasers by virtue of this Agreement including, without limitation, all payments in respect of subscriptions for or advertising revenues in respect of Future Issues.

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

9.   Transfer of Contracts

9.1 Subject to Clause 9.2, the Purchasers shall become entitled to the benefits (subject to the burden) of the Contracts and this Agreement shall constitute an assignment of the benefit (subject to the burden) of each of the Contracts to the Purchasers with effect from and after Completion.

9.2 This Agreement shall not constitute an assignment or attempted assignment of any Contract if the assignment or attempted assignment would constitute a breach of such Contract.

9.3 Where a Third Party Consent is required to the assignment of the benefit of any of the Contracts to the Purchasers, the Parties shall be responsible (both before and after Completion and at their own expense) for obtaining and shall use all reasonable endeavours to obtain any such Third Party Consent. Upon whichever is the later of Completion and any such Third Party Consent being obtained, this Agreement shall constitute an assignment of the benefit (subject to the burden) of the Contract to which that Third Party Consent relates.

9.4 After Completion, and until any necessary Third Party Consents to the assignment of a Contract is obtained in accordance with this Agreement, the following provisions shall apply:

     a. the relevant Seller shall be treated as holding the benefit of that Contract in trust for the Purchasers and any benefit received by or on behalf of the relevant Seller will be promptly paid over to the Purchasers; and

     b. the Purchasers shall perform on behalf of the relevant Seller (but at the Purchasers' sole expense) as agent for the relevant Seller in accordance with its terms and conditions as sub-contractor to the relevant Seller provided that sub-contracting is permissible under the terms of the Contract in question, and where sub-contracting is not permissible, the Purchaser shall perform the Contract in accordance with its terms as agent for the relevant Seller and shall indemnify and keep indemnified such Seller against all obligations, debts, costs, claims, demands, expenses and damages in respect thereof.

9.5 Each of the Purchasers shall indemnify the Sellers against any action, proceeding, loss, liability, cost, claim or demand which the Sellers may incur as a result of the Purchasers' performance or non-performance of the obligations and liabilities created by or arising under the Contracts after Completion including, without limitation, any loss, liability, cost, claim or demand reasonably incurred by the Sellers as a result of defending or settling any allegation of such liability.

9.6 Each of the Sellers shall indemnify the Purchasers against any action, proceeding, loss, liability, cost, claim or demand which the Purchasers may incur as a result of the Sellers' performance or non-performance of the obligations and liabilities created by or arising under the Contracts before Completion including, without limitation, any loss, liability, cost, claim or demand reasonably incurred by the Purchasers as a result of

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

     defending or settling any allegation of such liability except to the extent expressly assumed in this Agreement.

10.  Assumed Obligations

10.1 Except as otherwise expressly provided in this Agreement, the Purchasers undertake to the Sellers that, with effect from Completion, it will properly perform, assume and pay and discharge when due, and indemnify the Sellers, against all Assumed Obligations and against any liabilities, losses, charges, costs, expenses, claims or demands arising as a result of any failure by the Purchasers to perform, assume, pay and/or discharge any Assumed Obligations.

10.2 In this Agreement, "Assumed Obligations" mean:

     (i) all of the obligations and liabilities of the relevant Sellers under the Contracts in accordance with Clause 9.1;

     (ii) the obligations with respect to Future Issues assumed by the Purchasers under clause 7.4; and

     (iii) the obligations with respect to the Assumed Employees assumed by the Purchasers under Clauses 15, 16 and 17 irrespective of the objection of any Employee to the transfer to the Purchasers.

10.3 Except as otherwise provided in this Agreement, the Purchasers undertake that from Completion it will perform the outstanding obligations and liabilities under the Contracts on a timely basis in accordance with the terms of each such Contract. Notwithstanding this undertaking, nothing in this Agreement shall:

     a. require the Purchasers to perform any such obligation falling due for performance, or which should have been performed, before Completion or to pay for any product or service delivered or supplied to the relevant Seller before Completion; or

     b. make the Purchasers liable for any act, neglect, default or omission in respect of any of the Contracts which is in each case committed by any Seller or occurring before Completion; or

     c. impose any obligation on the Purchasers for or in respect of any product delivered by the relevant Seller or any service performed by the relevant Seller before Completion and the relevant Seller shall indemnify the Purchasers on an after Tax basis against any liabilities, losses, charges, costs, claims or demands arising from any such matters.

10.4 Without limitation to the rest of this Clause 10, the Purchasers will not be required to place any advertising in any of the Publications which may have been offered by any of the Sellers to any other member of the Sellers' Group in return for or in combination with advertising in other publications (print or other media).

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

10.5 The Sellers shall be responsible for discharging all debts, liabilities and obligations to third parties in existence at the Completion Date in connection with the Businesses not assumed by the Purchasers under the express terms of this Agreement (even if assumed by the Purchasers by operation of law) and shall indemnify the Purchasers on an after Tax basis against all liabilities, losses, charges, costs, claims or demands in respect of all third party claims in respect of such debts, liabilities and obligations.

11.  Apportionment

11.1 The following provisions shall apply to the apportionment of the benefits and the burdens under the Contracts except for Contracts relating to subscriptions, advertising and the Employees. Where anything (including any service) is to be provided by the Purchasers under any of the Contracts after Completion, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of it has been received by the relevant Seller before Completion the relevant Seller shall pay a sum equal to the amount of that payment (excluding any amount in respect of output VAT for which the relevant Seller is required to account) to the Purchasers and shall hold such sum in trust for the Purchasers until it is promptly paid over.

11.2 Where anything (including any service) is to be provided to the Purchasers under any of the Contracts after Completion, but any payment (by way of deposit, prepayment or otherwise) has been made by the relevant Seller in respect of the price or cost of it before Completion, the Purchasers shall pay a sum equal to the amount of that payment (together with an amount equal to any amount in respect of VAT paid by the relevant Seller in relation to the supply for which the payment by the relevant Seller is made that is irrecoverable) to the relevant Seller and shall hold such sum in trust for the relevant Seller until it is promptly paid over.

11.3 If any payments made by or to the Purchasers and the relevant Seller respectively pursuant to Clauses 11.1 or 11.2 are treated as consideration for a supply for VAT purposes, the payer shall, in addition to such payments, pay to the payee an amount equal to any VAT properly chargeable in respect of the relevant supply where such VAT is the liability of the payee upon production of an appropriate VAT invoice and the payee must remit the appropriate sum to the appropriate tax authorities.

11.4 All moneys or other items belonging to the Purchasers which are received by the Sellers or any of them or any other member of the Sellers' Group on or after Completion in connection with the Assets shall be held in trust by the Sellers for the Purchasers and shall be promptly paid over to the Purchasers.

11.5 All moneys or other items belonging to the Sellers or any of them which are received by the Purchasers or any other member of the Purchasers' Group on or after Completion in connection with the Businesses or any of the Assets shall be held in trust by the Purchasers for the Sellers and shall be promptly paid over to the Sellers.

12.  Business Records, Business Information and Access Rights

12.1 Subject to any delivery provisions in Clause 6, the Sellers (and, where applicable, ZD Licensor) shall deliver or procure the delivery of or make available to the Purchasers on Completion in London, Munich and Paris where the appropriate Business Records (including copies of the Employee contracts) are maintained as at the Effective Date.

12.2 In respect of any:

     a.   Business Records;

     b.   Stock;

     c.   Tangible Assets;

     d.   items from the Library;

     e. Print-based advertising and promotional material with respect to the Publications;

     f. desk top publishing style sheets or other materials used in the preparation of any of the Publications; or

     g.   accounting or Tax records;

     in each case in existence at the date of this Agreement, which are in any case not delivered to the Purchasers pursuant to this Agreement and which contain information which is of material importance to but does not relate exclusively to the Businesses, the Sellers shall make that part of such Business Records and other materials available for inspection by representatives of the Purchasers (during Working Hours) and copying and use (at the Purchasers' expense) for a period of seven (7) years from the date of this Agreement (in relation to accounting or Tax records) and for a period of six (6) years from the date of this Agreement (in relation to other materials) PROVIDED THAT the Purchasers shall not be entitled to inspect or copy any such information to the extent that the Sellers or any of them reasonably regard such information as confidential to their business which is not the subject of the sale and purchase under this Agreement, and the Purchasers shall only be entitled to use such information (subject to the obligation of confidentiality set forth in Clause 27) in the ongoing operation of the Assets only to the extent and in the manner currently used in the Businesses in relation to the Assets, and not for any other purpose.

12.3 During the relevant period of six (6) or seven (7) years after Completion (as the case may be and without limiting any of the Representations and Warranties) if any Business Information is not, or any accounting or Tax records are not, in the possession of the Purchasers or readily discoverable by the Purchasers but is or are in the possession or under the control of or available to any member of the Sellers' Group, the Sellers shall procure that such Business Information is provided to the Purchasers as soon as reasonably practicable on request.

13.  Risk and Insurance

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

     Risk of loss in the Assets shall pass on Completion and the Sellers shall not be responsible for insuring the Assets after Completion.

14.  Representations and Warranties

14.1 The Sellers and ZD Licensor severally represent and warrant to the Purchasers at Completion in the terms of the Sellers' Representations and Warranties and such Sellers' Representations and Warranties shall be deemed to be repeated immediately prior to Completion (other than a breach of a Sellers' Representation or Warranty which arises out of or is the result of the announcement of the entering into by the Parties of this Agreement and the proposed sale of the Assets). The Purchasers severally represent and warrant to the Sellers at Completion in the terms of the Purchasers' Representations and Warranties and such Purchasers' Representations and Warranties shall be deemed to be repeated immediately prior to Completion.

14.2 The Sellers and ZD Licensor each agree that each Purchaser is entering into this Agreement in reliance upon each of the Sellers' Representations and Warranties. The Purchasers agree that each Seller is entering into this Agreement in reliance upon each of the Purchasers' Representations and Warranties.

14.3 Each of the Sellers' Representations and Warranties and Purchasers' Representations and Warranties shall be construed as a separate Representation and Warranty and shall not be limited or restricted by reference to, or inference from, the terms of any other Representation or Warranty or any other term of this Agreement.

14.4 The Sellers' Representations and Warranties contained in paragraph 2 of
     Schedule 6 Part A to this Agreement and the covenants and agreements contained in this Agreement and in any certificate delivered pursuant hereto shall terminate upon Completion or upon termination of this Agreement pursuant to clause 5.2 or Clause 5.3, as the case may be, except that the agreements and covenants contained in this Agreement which by their express terms are to be performed following the Completion Date shall survive Completion in accordance with their respective terms. With respect to the Sellers' Representations and Warranties contained in paragraphs 1 and 3 of Schedule 6 Part A, such Sellers' Representations and Warranties shall expire on the second anniversary of the Completion Date. No claim shall be brought against any Seller (or ZD Licensor where relevant) in respect of a breach of the Sellers' Representations and Warranties surviving Completion (and such claim shall be wholly barred and unenforceable) unless the Purchasers shall have given written notice within a reasonable period of time following discovery of such claim to ZD Parent of such claim specifying (in reasonable detail) the matter which gives rise to the breach of claim, the nature of the breach or claim and the amount claimed in respect thereof, and such notice was received by the ZD Parent on or before the second anniversary of Completion. With respect to the Purchasers' Representations and Warranties contained in Schedule 6 Part B, these shall expire on the second anniversary of the Completion Date.

14.5 Where the Purchasers are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Representations and Warranties, the Purchasers shall take reasonable steps to enforce recovery before making a claim against the Sellers on condition that, if such recovery takes place, the relevant time limit for bringing a claim against the Sellers under Clause 14.4 above shall be calculated from the date of recovery from the person in question instead of from Completion.

14.6 In the event that the Purchasers shall recover any amount from another person, the amount of any claim against the Sellers shall then reduce by the amount recovered (less all reasonable costs and expenses incurred by the Purchasers in recovering that sum from the other person including all appropriate legal and other ancillary costs incurred in relation thereto) or extinguish such claim.

14.7 The Sellers and ZD Licensor (where appropriate) shall be under no liability in respect of any claim under the Sellers' Representations and
       Warranties:

       a. where the liability of the Sellers and ZD Licensor (where appropriate) in respect of that claim would (but for this Clause) have been less than five thousand Dollars (US$5,000); or

       b. unless and until and only to the extent that the liability in respect of that claim when aggregated with the liability of the Sellers and ZD Licensor (where appropriate) in respect of all such claims shall exceed two hundred and fifty thousand Dollars (US$250,000).

14.8 Notwithstanding anything in this Agreement to the contrary, the aggregate liability of the Sellers and ZD Licensor in respect of all claims under this Agreement shall not in any circumstances exceed the amount of the Initial Consideration and the Deferred Consideration.

14.9 The Sellers and ZD Licensor (where appropriate) shall be under no liability in respect of any claim under the Sellers' Representations and Warranties if the facts or circumstances giving rise thereto are disclosed or expressly referred to in the Disclosure Letter or provided for or stated to be exceptions under the terms of this Agreement or within the Purchasers' actual knowledge on or prior to the Completion.

14.10 In assessing any liabilities, damages or other amounts recoverable by the Purchaser as a result of any claim under the Sellers' Representations and Warranties or otherwise, there shall be taken into account any benefit accruing to the Purchaser's Group including, without prejudice to the generality of the foregoing, any amount of any Tax relief obtained by the Purchaser's Group and any amount by which any taxation for which the Purchaser's Group is or may be liable to be assessed or accountable is reduced or extinguished, arising directly or indirectly in consequence of the matter which gives rise to such claim.

14.11 In the case of any claim asserted by a third party against a person entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given

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

       by the Indemnified Party to the Party or Parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the cost and expense of such Indemnifying Party) to assume the defense of any claim or litigation resulting therefrom PROVIDED THAT (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent such Indemnifying Party is prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defence of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party. In the event that the Indemnified Party shall in good faith determine that the conduct of the defence of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to materially adversely affect the ability of the Purchasers to conduct their business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control of the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

14.12 Upon Completion, the only remedies available to the Purchasers in respect of this Agreement and the other Completion Documents and the transactions contemplated hereby and thereby are damages for breach of contract (subject to the limitations set out in this Agreement) and, for the avoidance of doubt, upon Completion, the Purchasers shall not have any right to rescind or terminate any Completion Documents either for breach of contract or for misrepresentation or otherwise; PROVIDED THAT the provisions of this Clause 14.12 shall not exclude any liability which any of the parties would otherwise have to any other party or any right which any of them may have to rescind this Agreement in respect of any statements made fraudulently by any of them prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by any of them.

14.13 The Sellers have represented that they acquired the Assets under and in accordance with the terms of a sale and purchase agreement (the 'Softbank Agreement') which has not been fully disclosed to the Purchasers but which is subject to the laws of the State of New York (the 'New York Laws'). None of the Purchasers are assuming any of the obligations of the Sellers under the Softbank Agreement. In this regard, and without limitation on the Sellers' Representations and Warranties given under this Agreement by each of the Sellers, the Sellers shall indemnify and hold the Purchasers harmless

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

     from any claim that the vendor under the Softbank Agreement may bring against the Purchasers, the VNU Parent or any member of the Purchasers' Group, under the New York Laws (including legal and other advisory costs related thereto) except to the extent such claim arises out of or results from a breach by the Purchasers of any of their obligations hereunder or under any of the Completion Documents.

15.  UK Employees

15.1 The Parties anticipate that the Regulations will apply to the sale and purchase of the UK Business under this Agreement and ZDUK and VBPL shall comply with their obligations under the Regulations and otherwise inform and consult with representatives of the UK Employees affected by the sale and purchase of the UK Business.

15.2 On the Completion Date, the employment of all active UK Employees shall transfer to VBPL under the Regulations, including, for the avoidance of doubt, UK Employees who are temporarily absent from work for short-term disability, military service, worker's compensation or maternity leave reasons, on terms and conditions which are the same as the terms and conditions under which such UK Employees are employed prior to the Effective Date. During the period commencing on the Completion Date and ending on the first anniversary of the closing of the Softbank Agreement, VBPL shall continue to provide to the UK Employees employee benefit plans, programs, policies and arrangements (other than share option or other plans involving the potential issuance of securities) which in the aggregate are no less favourable than those provided under the employee benefit plans, programs, policies and arrangements of ZDUK in effect at the Effective Date PROVIDED THAT ZDUK shall use all reasonable endeavours to assist VBPL in the continued provision by VBPL of said benefits during the period including but not limited to assistance in assuming the obligations of ZDUK to any existing policy for the same to VBPL. As part of fulfilling its obligations under Clause 15.2, VNU shall do the following:

     a. the UK Employees shall be given credit under each employee benefit plan, program, policy or arrangement of VBPL in which the UK Employees are eligible to participate for all service with ZDUK and any predecessor employer (to the extent such credit was given by ZDUK) for purposes of eligibility, vesting, benefit accrual, severance and vacation entitlement;

     b. VBPL shall take all such action as is necessary or appropriate in order to ensure that employees of ZDUK who accept employment with VBPL and their spouses and dependent children covered by the group health plans sponsored by ZDUK (the "Seller Health Plans") as of the Effective Date become eligible for coverage under a substantially comparable group health plan maintained by VBPL effective immediately after Completion. VBPL shall cause the group health plan maintained by it to (i) waive any waiting periods, evidence of insurability requirements or pre-existing condition limitations and (ii) honour any deductible, co-payment and out-of-pocket expenses incurred by the UK Employees and their beneficiaries under the Seller Health Plans during the portion of 2000 preceding Completion;

     c. the Purchaser shall take all such action as is necessary or appropriate in order to ensure that UK Employees covered by the group term life insurance plan sponsored by the Sellers or members of the Sellers' Group (the "Seller Life Plan") as of the Effective Date become eligible for substantially comparable coverage under a group term life insurance plan maintained by VBPL effective immediately after Completion. VBPL shall cause such plan to waive any medical certification for such employees up to the amount of coverage the employees had under the Seller Life Plan;

     d. UK Employees who are on short-term disability as at the Effective Date shall be covered under a short-term disability plan maintained by VBPL effective immediately after Completion and shall be transferred to a plan maintained by VBPL upon becoming permanently disabled or otherwise entitled to long-term disability benefits under such plan.

15.3 ZDUK and VBPL undertake that they have complied with their obligations under Regulation 10 of the Regulations and otherwise to inform and consult with representatives of the UK Employees affected by the sale and purchase of the UK Business under this Agreement.

15.4 All obligations of the Sellers with respect to bonuses and vacation pay which is accrued as at the Completion Date of any UK Employee arising in the ordinary course of their employment and with respect to "stay" bonuses as disclosed in the Disclosure Letter shall be assumed by and shall be the sole responsibility of VBUK (and shall form part of the "Assumed Obligations" for the purposes of this Agreement) and VBUK shall pay, perform and discharge such obligations (and any Taxes related thereto) in a timely manner.

15.5 The Sellers shall indemnify and keep indemnified the Purchasers on an after Tax basis against all liabilities, obligations, costs (including, without limitation, reasonable legal costs), claims and demands arising out of or relating to any breach by any of the Sellers' Group of its obligations under Regulation 10 of the Regulations save to the extent any such breach is caused by the Purchasers' failure to comply with their obligations under Regulation 10 of the Regulations.

15.6 The Sellers shall indemnify and keep indemnified the Purchasers on an after Tax basis against any liabilities, obligations, costs (including, without limitation, reasonable legal costs), claims and demands arising out of or relating to the termination of employment of any other employee or person engaged in the UK Business who is not a UK Employee where such liabilities arose prior to the Effective Date and transferred to the Purchasers pursuant to the Regulations.

15.7 The Purchasers shall indemnify and keep indemnified ZDUK against all liabilities, obligations, claims, demands, costs (including, without limitation, legal costs) arising out of or in connection with any act or omission of the Purchasers after Completion relating to the employment or termination of employment of any UK Employee.

15.8 The Purchasers shall indemnify and keep indemnified the Sellers on an after-Tax basis against all liabilities, obligations, costs (including, without limitation, reasonable legal costs) claims and demands arising out of or relating to any breach by any of the Purchasers' Group of its obligations under Regulation 10 of the Regulations save to the extent any such breach is caused by the Sellers' failure to comply with their obligations under Regulation 10 of the Regulations.

16.  German Employees

16.1 The Sellers and the Purchasers assume that in relation to the German Employees the transaction contemplated under this Agreement qualifies as a transfer of an undertaking in accordance with Section 613a of the German Civil Code and ZDVG and VG shall comply with their obligations under the German legal provisions and otherwise inform and consult with representatives of the German Employees affected by the sale and purchase of the German Business.

16.2 On the Completion Date, the employment of all active German Employees shall transfer to VG in accordance with Section 613a. of the German Civil Code (and VG shall also assume the employment obligations owed to the Managing Director of ZDVG) including those Employees who are temporarily absent from work for short-term disability, military service, worker's compensation or maternity leave reasons, on terms and conditions which are the same as the terms and conditions under which such German Employees are employed prior to the Effective Date. A German Employee who objects against his/her transfer to the Purchasers pursuant to Section 613a. of the German Civil Code and who, therefore, continues to be an employee of ZDVG shall receive notice of termination from ZDVG without undue delay; the Purchasers shall indemnify and reimburse ZDVG for all payments including salaries and severence ZDVG has to pay to such employee from the date of Completion. During the period commencing on the Completion Date and ending on the first anniversary of the closing of the Softbank Agreement, VG shall continue to provide to the German Employees employee benefit plans, programs, policies and arrangements (other than share option or other plans involving the potential issuance of securities) which in the aggregate are no less favourable than those provided under the employee benefit plans, programs, policies and arrangements of ZDG in effect at the Effective Date (if any) and as disclosed in the Disclosure Letter PROVIDED THAT ZDG shall use all reasonable endeavours to assist VG in the continued provision by VG of said benefits during the period including but not limited to assistance in assuming the obligations to ZDG to any existing parties to ZDUK. As part of fulfilling its obligations under Clause 15.2, VNU shall do the following:

     a. the German Employees shall be given credit under each employee benefit plan, program, policy or arrangement of VG in which the German Employees are eligible to participate for all service with ZDG and any predecessor employer (to the extent such credit was given by ZDG) for purposes of eligibility, vesting, benefit accrual, severance and vacation entitlement;

     b. VG shall take all such action as is necessary or appropriate in order to ensure that the German Employees of ZDG who accept employment with VG and their spouses and dependent children covered by the group health plans sponsored by ZDG (the "Seller Health Plans") as of the Effective Date become eligible for coverage under a substantially comparable group health plan maintained by VG;

       c. VG shall take all such action as is necessary or appropriate in order to assure that German Employees covered by the group term life insurance plan sponsored by ZDG (the "Seller Life Plan") as of the Effective Date become eligible for substantially comparable coverage under a group term life insurance plan maintained by VG effective immediately after Completion. VG shall cause such plan to waive any medical certification for such German Employees up to the amount of coverage the employees had under the Seller Life Plan; and

       d. German Employees who are on short-term disability as of the Effective Date shall be covered under a short-term disability plan maintained by VG effective immediately after Completion, and shall be transferred to a plan maintained by VG upon becoming permanently disabled or otherwise entitled to long-term disability benefits under such plan.

16.3 All wages, salaries, benefits and other payments (other than bonuses and vacation pay) in respect of the German Employees for any period of time up to Completion shall be borne by ZDVG and for any period of time after that day shall be borne by VG.. All obligations of the Sellers with respect to bonuses and vacation pay which is accrued as at the Completion Date of any German Employee arising in the ordinary course of their employment and with respect to "stay" bonuses as disclosed in the Disclosure Letter shall be assumed by and shall be the sole responsibility of VG (and shall form part of the "Assumed Obligations" for the purposes of this Agreement) and VG shall pay, perform and discharge such obligations (and any Taxes related thereto) in a timely manner.

16.4 VG shall be bound to pay to the German Employees any paid leave, extra month's salary (the `thirteenth month') and other bonuses or benefits, according to whether such relevant German Employee was present at a certain date or during that year, to the extent that the date on which such sums become due and payable after the date of this Agreement and to pay all related social security contributions.

16.5 The Sellers shall indemnify and keep indemnified the Purchasers on an after-Tax basis against any liabilities, obligations, costs (including, without limitation, reasonable legal costs), claims and demands arising out of or relating to any breach by any of the Sellers' Group of its obligations to the German Employees incurred prior to Completion (save as otherwise provided in Clause 16.1).

16.6 The Sellers shall indemnify and keep indemnified the Purchasers on an after-tax basis against any liabilities, obligations, costs (including, without limitation, reasonable legal costs), claims and demands arising out of or related to the termination of employment of any other employee or person engaged in the German Business who is not a German Employee where such liabilities transfer to the Purchasers in accordance with
       Section 613 a. of the German Civil Code.

16.7 VG shall indemnify and keep indemnified ZDVG against all liabilities, obligations, costs (including, without limitation, reasonable legal costs), claims and demands arising out of or relating to any act or omission of VG after Completion relating to the employment or termination of employment of any German Employee.

16.8 ZDVG undertakes to reimburse all of the evidenced debts outstanding at the date of Completion kept with respect to the German Employees remaining unpaid after Completion to the Purchasers which is bound to forward such amounts to the German Employees in accordance with Section 613a. of the German Civil Code.

17.    French Employees

17.1 The Purchasers or the Purchasers' Group undertakes to take on and continue, in accordance with paragraph 2 of article L 122-12 of the French Labour Code, with effect from the Completion Date, the employment contracts of the French Employees and ZDF and VF shall comply with their obligations under the French legal provisions and otherwise inform and consult with representatives of the French Employees affected by the sale and purchase of the French Business.

17.2 On the Completion Date, the employment of all active French Employees shall transfer to ZDF, including, for the avoidance of doubt, French Employees who are temporarily absent from work for short-term disability, military service, worker's compensation or maternity leave reasons, on terms and conditions which are the same as the terms and conditions under which such French Employees are employed prior to the Effective Date. During the period commencing on the Completion Date and ending on the first anniversary of the closing of the Softbank Agreement, VF shall continue to provide to the French Employees employee benefit plans, programs, policies and arrangements (other than stock option or other plans involving the potential issuance of securities) which in the aggregate are no less favourable than those provided under the French Employee benefit plans, programs, policies and arrangements of ZDF in effect at the Effective Date (if any) and as disclosed in the Disclosure Letter PROVIDED THAT ZDF shall use all reasonable endeavours to assist VF in the continued provision by VF of said benefits during the period including but not limited to assitance in assuming the obligations of VF to any existing plans to ZDF. As part of fulfilling its obligations under Clause 17.2, VNU shall do the following:

       a. the French Employees shall be given credit under each employee benefit plan, program, policy or arrangement of VF in which the French Employees are eligible to participate for all service with ZDF and any predecessor employer (to the extent such credit was given by ZDF) for purposes of eligibility, vesting, benefit accrual, severance and vacation entitlement;

       b. VF shall take all such action as is necessary or appropriate in order to ensure that employees of ZDF who accept employment with VF and their spouses and dependent children covered by the group health plans sponsored by ZDF (the "Seller Health Plans") as of the Effective Date become eligible for coverage under a substantially comparable group health plan maintained by VF effective immediately after Completion. VF shall cause the group health plan maintained by it to (i) waive any waiting periods, evidence of insurability requirements or pre-existing condition limitations and
            (ii) honour any deductible, co-payment and out-of-pocket expenses incurred by the French Employees and their beneficiaries under the Seller Health Plans during the portion of 2000 preceding Completion;

       c. VF shall take all such action as is necessary or appropriate in order to ensure that French Employees covered by the group term life insurance plan sponsored by ZDF (the "Life Plan") as of the Effective Date become eligible for substantially comparable coverage under a group term life insurance plan maintained by VF effective immediately after Completion; and

       d. French Employees who are on short-term disability as at the Effective Date shall be covered under a short-term disability plan maintained VF effective immediately after Completion, and shall be transferred to a plan maintained by VF upon becoming permanently disabled or otherwise entitled to long-term disability benefits under such plan.

17.3 If required by French law, ZDF undertakes to exercise reasonable endeavours to procure authorisation from the French local labour authorities for the transfer of the French Employees' employment contracts. ZDF shall consult with VF in relation to the course of action which it proposes to take in relation to such French Employees before incurring such costs.

17.4 ZDF undertakes to solicit authorisation from the French local labour authorities for the transfer of the French Employees' employment contracts within three (3) days of obtaining the minutes of the meeting of the works council of ZDF.

17.5 If the Purchasers or any member of the Purchasers' Group requires the services of any French Employee before the prior authorisation referred to in Clause 17.3 has been obtained, ZDF shall enter into a service agreement with the Purchasers (or any relevant company within the Purchasers' Group) in respect of such services in a form to be agreed.

17.6 The Purchasers shall be bound to pay to the French Employees any paid leave, extra month's salary ("treizieme mois") and other bonuses or benefits, according to whether each relevant French Employee was present at a certain date or during the year, to the extent that the date on which such sums become due and payable after the date of this Agreement, and to pay all related social security contributions including "stay" bonuses as set forth in the Disclosure Letter.

17.7 ZDF and the Purchasers or its relevant company within the Purchasers' Group undertake that they will comply with their obligations to inform and consult with representatives of employees affected by the sale and purchase of the French Business.

17.8 ZDF shall indemnify and keep indemnified the Purchasers or its relevant company within the Purchasers' Group on an after Tax basis against any liabilities, obligations, costs (including, without limitation, legal costs) claims and demands arising out of or relating to employment until termination or termination of employment of any other employee or person engaged in the French Business who is not a French Employee where such liabilities transfer to the Purchasers or its relevant company within the Purchasers' Group pursuant to the Art. 122-12 of the French Labour Code.

17.9 ZDF shall bear the cost of, and repay to the Purchasers or its relevant company within the Purchasers' Group pro rata temporis within eight (8) days from payment by the Purchasers or its relevant company within the Purchasers' Group, the portion of the relevant indemnities relating to the period prior to Completion as well as the related social security contributions.

17.10 ZDF undertakes to reimburse all of the evidenced debts outstanding at the date of this Agreement kept with respect to the French Employees remaining unpaid after Completion to the Purchasers or the relevant company within the Purchasers' Group which is bound to forward such amounts to the French Employees by virtue to article L 122-12 of the French Labour Code.

17.11 ZDF shall keep the Purchasers or the relevant company within the Purchasers' Group indemnified on an after Tax basis against all expenses in relation to the French Employees (including the fees and expenses of counsel or "avocats" incurred in defending itself, responding to claims or reaching settlements) and the prejudicial consequences relating to or arising out of any claim or action concerning an act or omission by ZDF, at any time prior to Completion, including (without limitation) non-compliance with any contractual or legal obligation, a dismissal for economic or personal reasons and the termination of office of any corporate officer such as a Directeur Generale

17.12 All obligations of the Sellers with respect to bonuses and vacation pay which is accrued as at the Completion Date of any French Employee arising in the ordinary course of their employment and with respect to "stay" bonuses as disclosed in the Disclosure Letter shall be assumed by and shall be the sole responsibility of VBF (and shall form part of the "Assumed Obligations" for the purposes of this Agreement) and VBF shall pay, perform and discharge such obligations (and any Taxes related thereto) in a timely manner.


18.    Restrictions on Business Activities

18.1 Subject to Clause 18.4, the Sellers, ZD Licensor and the ZD Parent jointly and severally undertake that they shall not, and shall procure that none of their respective subsidiaries or other undertakings shall, either alone or in conjunction with or on behalf of any other person, own or have an ownership interest in, manage, operate, control, render services to or otherwise be associated or affiliated and do any of the following things for a period of four (4) years following Completion in relation to Clause 18.1 a. and for a period of two (2) years following Completion in relation to Claues 18.1. b.:

       a. be engaged or be directly or indirectly interested in launching, distributing or publishing in a portion of the Territory any Print-based Publication which has an "editorial voice" which is the same or substantially the same as the "editorial voices" of any of the Publications (determined as of the Completion Date) published by the Purchasers in the same portion of the Territory (for the avoidance of doubt, the "editorial voices" of each of the Publications are described in Schedule 5_); or

       b. employ, hire, induce, solicit, encourage or otherwise entice any Employee to leave the employ of the Purchasers.

18.2 It is understood and agreed between the Parties that the restrictions on the Sellers and ZD Parent set forth in Clause 18.1 a. shall not apply to any of the current ZD Publications as listed in the Disclosure Letter.

18.3 Each of the Sellers and ZD Licensor shall not from Completion use or authorise any third party to use any of the Assigned Trade Marks and/or confusingly similar trade mark or name within the portions of the Territory covered by each applicable Assigned Trade Mark or use or authorise any third party to use any of the Licensed Trade Marks in a manner that violates the terms of the Trade Mark Licence.

18.4 Each undertaking contained in this Clause shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind each of the persons giving them.

18.5 Any provision of this Agreement, or of any agreement or arrangement of which it forms part, by virtue of which such agreement or arrangement is subject to registration under for UK purposes the Competition Act 1998 shall only take effect the day after particulars of agreement or arrangement have been duly furnished to the Director General of Fair Trading pursuant to the provisions of the Act.

18.6 The Sellers and the ZD Parent agree that monetary damages may not adequately compensate the Purchasers for the breach or any threatened breach of any of the provisions of this Clause 19 and the Sellers and the Purchasers acknowledge that the Purchasers shall be entitled to injunctive relief in addition to damages arising as a result hereof.

19.    Provisions Concerning Trade Marks

19.1 Subject to the satisfaction of the Conditions set forth in Clause 3.1, upon the Completion the ZD Licensor shall assign to the Purchasers the Assigned Trade Marks.

19.2 The Purchasers undertake not to and to procure that no other member of the Purchasers' Group, or any of their agents, distributors or licensees, actively solicit subscriptions or sales of the Publications outside the Territory but they shall not be prohibited from accepting any unsolicited orders for the Publications which they may receive from any other country within the European Union from time to time. The

       Sellers, ZD Parent and ZD Licensor undertake not to and to procure that no other member of the Sellers' Group, or any of their agents, distributors or licensees, actively solicit subscriptions or sales of any ZD Publications in the Territory of any ZD publication which has title which is the same as any of the Acquired Titles in the applicable portion of the Territory but they shall not be prohibited from accepting any unsolicited orders for the ZD Publications which they may receive from any other country within the European Union from time to time.

19.3 The Sellers shall have the right to register and use domain names or URLs incorporating the Licensed Trade Marks or Acquired Titles in combination with any suffix, including ".fr," ".co.uk" and ".de".

19.4 It is understood and agreed between the Parties that nothing in this Agreement or any of the Completion Documents shall prevent or limit the Sellers' or any member of the Sellers' Group's respective rights to use any of the Licensed Trade Marks on-line, including on the Internet or any other electronic, wireless or digital media now known or hereafter developed in relation to the same.

20.    Parent Guarantees

20.1 In consideration of the Purchasers agreeing to purchase or procure the purchase of the Assets on the terms set out in this Agreement, the ZD Parent hereby unconditionally and irrevocably guarantees to the Purchasers the due and punctual performance and observance by the Sellers of all of their respective obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it and agrees, subject to the limitations set forth in Clause 14 above, to indemnify the Purchasers in respect of any breach by any Seller of any of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it PROVIDED THAT ZD Parent shall have all rights, remedies, defences and claims assertable by the applicable Sellers in connection with the obligations so guaranteed, other than rights under principles of suretyship or guaranty law which constitute a defence to the obligations of ZD Parent under this Clause 20.

20.2 Subject to the provisions of Clause 20.1, if and whenever any Seller defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this Agreement or any other document referred to in it, the ZD Parent shall forthwith unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement or any other document referred to in it and so that the same benefits shall be conferred on the Purchasers as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the relevant Seller in accordance with the terms of this Agreement.

20.3 The guarantee given by the ZD Parent is to be a continuing guarantee and accordingly is to remain in force until all the obligations of each of the Sellers shall have been performed or satisfied in accordance with the terms of this Agreement notwithstanding the winding-up, liquidation, dissolution or other incapacity of any of the Sellers or any change in the status, control or ownership of any of the Sellers. This guarantee is in addition to, without limiting and not in substitution for, any rights which the Purchasers may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of any or all of the Sellers under or in connection with this Agreement or any other document referred to in it.

20.4 In consideration of the Sellers agreeing to sell or procure the sale of the Assets to the Purchasers on the terms set out in this Agreement, the VNU Parent hereby unconditionally and irrevocably guarantees to the Sellers the due and punctual performance and observance by the Purchasers of all of their respective obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it and agrees, subject to the provisions of Clause 14, to indemnify the Sellers in respect of any breach by any Purchaser of any of its obligations, commitments and undertakings under or pursuant to this Agreement or any other document referred to in it PROVIDED THAT VNU Parent shall have all rights, remedies, defences and claims assertable by the applicable Purchasers in connection with the obligations so guaranteed, other than rights under principles of suretyship or guaranty law which constitute a defence to the obligations of VNU Parent under this Clause 20.

20.5 Subject to the provisions of Clause 20.4, if and whenever any Purchaser defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this Agreement or any other document referred to in it, the VNU Parent shall forthwith unconditionally perform (or procure performance of) and satisfy (or procure satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement or any other document referred to in it and so that the same benefits shall be conferred on the Sellers as would have been received if such obligation, commitment or undertaking had been duly performed and satisfied by the relevant Purchaser in accordance with the terms of this Agreement.

20.6 This guarantee to be given by the VNU Parent is to be a continuing guarantee and accordingly is to remain in force until all the obligations of each of the Purchasers shall have been performed or satisfied in accordance with the terms of this Agreement notwithstanding the winding-up, liquidation, dissolution or other incapacity of any of the Purchasers or any change in the status, control or ownership of any of the Purchasers. This guarantee is in addition to, without limiting and not in substitution for, any rights which the Sellers may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of any or all of the Purchasers under or in connection with this Agreement or any other document referred to in it.

21.    Remedies and Waivers

21.1 No delay or omission on the part of any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:

       a.   impair such right, power or remedy; or

       b.   operate as a waiver thereof.

21.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

21.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

22.    Assignment

       No Party to this Agreement may assign its rights or obligations under this Agreement without the other Party's consent, which consent shall not be unreasonably withheld or delayed, except that any Party may assign to another member of that Party's Group SAVE THAT obligations of ZD Parent and VNU Parent under Clause 20 may not be assigned without the prior written consent of the other Parties. This Agreement shall inure to the benefit of each Party's permitted successors and assigns.

23.    Further Assurance

       Each of the Parties shall from time to time, on being reasonably required to do so by any other Party, now or at any time in the future, do or procure the carrying out of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to such other Party as such other Party may reasonably consider necessary for giving full effect to this Agreement and securing to such other Party the full benefit of the rights conferred upon such Party in this Agreement at such other Party's cost.

24.    Entire Agreement

24.1 For the purposes of this Clause, "Pre-Contractual Statement" means a draft, agreement, undertaking, representation, warranty, promise, assurance, indemnities, covenant, commitment or arrangement of any nature whatsoever, whether or not in writing, relating to any of the Completion Documents made or given by a Party thereto or any other person at any time prior to the execution of the Completion Documents.

24.2 The Completion Documents constitute the whole and only agreement between the Parties relating to the sale and purchase of the Assets forming part of the Businesses.

24.3 Except to the extent repeated in any of the Completion Documents, the Completion Documents supersede and extinguish any Pre-Contractual Statement.

24.4 Each Party acknowledges that in entering into the Completion Documents or any of them on the terms set out therein, it is not relying upon any Pre-Contractual Statement which is not expressly set out therein.

24.5 None of the Parties shall have any right of action against any other Party to this Agreement arising out of or in connection with any Pre-Contractual Statement (except in the case of fraud) except to the extent that such Pre-Contractual Statement is repeated in the Completion Documents.

24.6 This Agreement may only be varied in writing executed by or on behalf of each of the parties.

25.    Notices

25.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

25.2 Any such notice or other communication shall be addressed as provided below and, if so addressed, shall be deemed to have been duly given or made as follows:

       a. if sent by personal delivery, upon delivery at the registered address of the relevant Party;

       b. if sent by first class post, five (5) clear Business Days after the date of posting; and

       c.   if sent by facsimile or electronic mail, when dispatched.

25.3 The relevant address, addressee and facsimile number of each Party for the purposes of this Agreement is:

       Name of Party                        Address and addressee          Facsimile number
-------------------------------------------------------------------------------------------

       The Sellers, ZD Licensor             c/o Ziff Davis Media Inc.      (212) 503-3550
       and Parent                           28 East 28th Street
                                            New York, NY 10016
                                            Attn: Chief Executive Officer

with a copy to:

       Ziff Davis                           28 East 28th Street            (212) 503-3560
                                            New York, NY 10016
                                            Attn: General Counsel

and

       Kirkland & Ellis                     200 East Randolph Drive        (312) 861-2200
                                            Chicago, Illinois 60601

                           Attention: John Weissenbach
                                      David A. Breach

and

     The Purchasers and    c/o VNU Business Publications    (207) 316 9009
     The VNU Parent        32-34 Broadwick Street
                           London
                           W1A 2HG
                           Attention: Managing Director

25.4 Any Party may notify any other Party to this Agreement of a change to its name, relevant address or addressee for the purposes of this Clause 25 PROVIDED THAT such notification shall only be effective on:

     a. the date specified in the notification as the date on which the change is to take place; or

     b. if no date is specified or the date specified is less than five (5) clear Business Days after the date on which notice is given, the date falling five (5) clear Business Days after notice of any such change has been given.

25.5 For the avoidance of doubt, the Parties agree that the provisions of this Clause 25 shall not apply in relation to the service of Service Documents.

26.  Announcements

26.1 No announcement concerning the sale and purchase of the Assets or any ancillary matter related hereto shall be made by any Party to this Agreement without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed). This Sub-Clause shall not apply in the circumstances described in Sub-Clause 26.2.

26.2 Any Party may, after consultation or written notice with the other Parties, make an announcement concerning the transactions contemplated by this Agreement or any ancillary matter related hereto if required by:

     a.   law; or

     b. any securities exchange or regulatory or governmental body to which that Party is subject or submits, wherever situated, including (amongst other bodies) London Stock Exchange Limited, the Brussels Stock Exchange, the Luxembourg Stock Exchange, the Amsterdam Stock Exchange, the New York Stock Exchange and the NASDAQ whether or not the requirement has the force of law.

26.3 The restrictions contained in this Clause shall continue to apply after Completion without limit in time.

27.  Confidentiality

27.1 From the Effective Date, each Party shall treat as confidential all information obtained a result of entering into or performing this Agreement which relates to:

     a.   the provisions of this Agreement;

     b.   the negotiations relating to this Agreement; and

     c. in the case of the Sellers, the Purchasers and the other members of the Purchasers' Group and, in the case of the Purchasers, each of the Sellers and the other members of the Sellers' Group

     PROVIDED THAT any Party may disclose information which would otherwise be confidential if and to the extent:

     a.   required by the law of any relevant jurisdiction;

     b. required by any securities exchange or regulatory or governmental body to which such Party is subject or submits, wherever situated, including (without limitation) London Stock Exchange Limited, The Panel on Takeovers and Mergers, the New York Stock Exchange, the NASDAQ, the Brussels Stock Exchange, the Luxembourg Stock Exchange and the Amsterdam Stock Exchange, whether or not the requirement for information has the force of law;

     c.   required to vest the full benefit of this Agreement in such Party;

     d. disclosed on a confidential basis to the professional advisers, auditors or bankers of such Party;

     e. the information has come into the public domain through no fault of that Party;

     f. the other Parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed; or

     g.   it is required to be disclosed under the terms of this Agreement and in the case of any disclosure pursuant to Sub-Clauses a. or b. above shall take reasonable steps to keep the other Parties informed.

27.2 The restrictions contained in this Clause shall continue to apply after Completion without limit in time.

27.3 The terms of the Letter Agreement dated 18 April 2000 and made between Ziff Davis Media Inc. and VNU NV shall terminate with full force and effect on the Effective Date and no obligation thereunder will continue to survive.

28.  Costs and Expenses

     Except as otherwise stated in any other provision of this Agreement, each Party shall pay its own costs and expenses in relation to the negotiations leading up to the transactions contemplated by this Agreement and to the preparation, execution and carrying into effect of this Agreement.

29.  Counterparts

29.1 This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

29.2 Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

30.  Invalidity

     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

     a. the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     b. the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

31.  Choice of Governing Law and Jurisdiction

31.1 This Agreement is governed by and shall be construed in accordance with English Law.

31.2 The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement. Any Proceedings must therefore be brought in the English courts. This jurisdiction agreement is irrevocable. The Parties hereby waive and agree not to assert by way of a motion, as a defence or otherwise, in any such proceeding, any claim that is not subject personally to the jurisdiction of England, that its property is exempt or immune from attachment or execution, that any such proceeding brought in a court in England is brought in an inconvenient form, that the venue is improper or that the Agreement, or that the transactions contemplated hereby, may not be enforced in or by such court.

31.3 Each Party irrevocably waives (and irrevocably agrees not to raise) any objection, on the ground of forum not convenient or on any other ground, to the taking of Proceedings in any court referred to in this Clause. Each Party also irrevocably agrees that a judgment against it in Proceedings brought in any jurisdiction referred to in this

     Clause shall be conclusive and binding upon that Party and may be enforced in any other jurisdiction.

32.  Agents for Service of Process

32.1 Each of the Parties incorporated outside England and Wales hereby appoints the agent set against its name below to be its agent for the receipt of service of process in England and agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent:

          Name of Party       Agent
          -------------------------
          [Sellers]           to be provided prior to Completion

          The Purchasers and  VNU Business Publications Limited
          VNU Parent          32-34 Broadwick Street
                              London
                              W1A 2HG
                              Attention: Managing Director

     The agent for the receipt of service of process of a Party is referred to in this Clause as its "Process Agent".

32.2 Any Service Document shall be deemed to have been duly served on a Party if marked for the attention of that Party's Process Agent at the address above or such other address within England or Wales as may be notified to the Party wishing to serve the document and:

     a.   left at the specified address; or

     b.   sent to the specified address by first class post.

     In the case of Sub-Clause 32.2 a., the Service Document shall be deemed to have been duly served when it is left. In the case of Clause 32.2. b., the Service Document shall be deemed to have been duly served two (2) clear Business Days after the date of posting.

32.3 If a Process Agent at any time ceases for any reason to act as such, the Party for whom that Process Agent acted shall appoint a replacement Process Agent having an address for service in England or Wales and shall notify the other Parties of the name and address of the replacement Process Agent. Failing such appointment and notification, any other Party shall be entitled by notice to the relevant Party to appoint a replacement Process Agent to act on the relevant Party's behalf. The provisions of this Clause applying to service on a Process Agent apply equally to service on a replacement Process Agent.

32.4 A copy of any Service Document served on a Process Agent shall be sent by post to the appointor of the Process Agent. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

IN WITNESS of which this document has been executed on the date which first appears on page one (1) above.


SIGNED by  /s/  Thomas McGrade
          __________________________________
for and on behalf of ZIFF DAVIS PUBLISHING HOLDINGS INC.


SIGNED by _____________________________________
for and on behalf of ZIFF DAVIS MEDIA INC.


SIGNED by _____________________________________
for and on behalf of ZIFF-DAVIS UK
LIMITED


SIGNED by  /s/  illegible
          _____________________________________
for and on behalf of ZIFF-DAVIS
VERLAG GMBH & CO. KG


SIGNED by  /s/  Carolyn Schurr Levin
          _____________________________________
for and on behalf of ZIFF-DAVIS FRANCE
SA


SIGNED by _____________________________________
for and on behalf of VNU N.V.


SIGNED by _____________________________________
for and on behalf of VIEW GROUP B.V.

SIGNED by _____________________________________
for and on behalf of VNU BUSINESS PUBLICATIONS
LIMITED


SIGNED by _____________________________________
for and on behalf of VNU DEUTSCHLAND GMBH


SIGNED by _____________________________________
for and on behalf of VNU PUBLICATIONS
FRANCE SA

                                  Schedule 1
                         Part A: Assigned Trade Marks

Subject to the terms and conditions of the Trade Mark Assignment, the following shall constitute the "Assigned Trade Marks"

                                                    UNITED KINGDOM
-----------------------------------------------------------------------------------------------------------------------
         Mark                Registration No.                Dated                   Class 16 Goods Transferred
-----------------------------------------------------------------------------------------------------------------------
PC DIRECT                        B1465258                   23 May 1991        Magazines; printed periodical
                                                                               publications; all relating to personal
                                                                               computers; all included in Class 16;
                                                                               all the aforesaid goods in paper-based
                                                                               or non-interactive CD-ROM form.
-----------------------------------------------------------------------------------------------------------------------
PC DIRECT Logo                   B1466192                   4 June 1991        Magazines; printed periodical
(without slogan)                                                               publications; all relating to personal
                                                                               computers; all included in Class 16;
                                                                               all the aforesaid goods in paper-based
                                                                               or non-interactive CD-ROM form.
-----------------------------------------------------------------------------------------------------------------------
PC MAGAZINE Logo                  2001332               31 October 1994        Magazines (in paper-based or
                                                                               non-interactive CD-ROM form.).
-----------------------------------------------------------------------------------------------------------------------

                                                        FRANCE
-----------------------------------------------------------------------------------------------------------------------
         Mark                Registration No.                  Dated                 Class 16 Goods Transferred
-----------------------------------------------------------------------------------------------------------------------
PC DIRECT                        1703566                   5 November 1991     Magazines, printed periodicals (each of
                                                                               the foregoing in paper-based or
                                                                               non-interactive CD-ROM form).
-----------------------------------------------------------------------------------------------------------------------
PC EXPERT Logo                   1699200                   15 October 1991     Paper and printed matter, namely books,
                                                                               newspapers, reviews and all
                                                                               publications in the field of computers
                                                                               and computing (each of the foregoing in
                                                                               paper-based or non-interactive CD-ROM
                                                                               form).
-----------------------------------------------------------------------------------------------------------------------
PC DIRECT Logo                   1707667                  25 November 1991     Printed matter, magazines and
                                                                               newspapers (each of the foregoing in
                                                                               paper-based or non-interactive CD-ROM
                                                                               form).
-----------------------------------------------------------------------------------------------------------------------
PC DIRECT Logo with              1667174                     24 May 1991       Printed matter, journals and
Slogan "Quoi Acheter                                                           periodicals (each of the foregoing in
comment Acheter"                                                               paper-based or non-interactive CD-ROM
                                                                               form).
-----------------------------------------------------------------------------------------------------------------------
INTERNET LIFE                   95579267                     6 July 1995       Printed publications destined to
                                                                               network users, newspapers, magazines,
                                                                               books, periodicals and booklets (each
                                                                               of the foregoing in paper-based or
                                                                               non-interactive CD-ROM form).
-----------------------------------------------------------------------------------------------------------------------

                                                        FRANCE
-----------------------------------------------------------------------------------------------------------------------
         Mark                Registration No.                 Dated                   Class 16 Goods Transferred
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

                                                        GERMANY
-----------------------------------------------------------------------------------------------------------------------
         Mark                Registration No.                 Dated                   Class 16 Goods Transferred
-----------------------------------------------------------------------------------------------------------------------
PC DIREKT Logo                   2042020                   9 August 1993       Publications, in particular newspapers,
                                                                               magazines and books (all in paper-based
                                                                               or non-interactive CD-ROM form).
-----------------------------------------------------------------------------------------------------------------------
PC DIREKT Slogan                 2042019                   9 August 1993       Printed matter, in particular
                                                                               newspapers, magazines, books (each of
                                                                               the foregoing in paper-based or
                                                                               non-interactive CD-ROM form).
-----------------------------------------------------------------------------------------------------------------------



     Together with all title rights attaching to the Assigned Trade Marks.

                         Part B: Licensed Trade Marks

     Subject to the terms and conditions of the Trade Mark License, the following shall constitute the "Licensed Trade Marks"

                                                       UK CTM Trademarks
------------------------------------------------------------------------------------------------------------------------------------
  ID           Country        Mark                   Classes        App. #    App. Date    Reg. #    Reg. Date    Status
------------------------------------------------------------------------------------------------------------------------------------
18138         European       IT WEEK [16]            16, 38,        463901    2/11/1997                           Pending
               Union                                 42
------------------------------------------------------------------------------------------------------------------------------------
19271         European       IT WEEK LOGO            16, 35,        763821     3/5/1998                           Pending
               Union         [16]                    38, 41, 42

------------------------------------------------------------------------------------------------------------------------------------
13718         European       PC DIRECT [2]            9, 16, 35,    142034     4/1/1996    142034     8/19/1998   Registered
               Union                                 38, 41, 42
------------------------------------------------------------------------------------------------------------------------------------
13720         European       PC DIRECT LOGO           9, 16, 42     146886     4/1/1996    146886    11/18/1998   Registered
               Union         [2]
------------------------------------------------------------------------------------------------------------------------------------
13706         European       PC MAGAZINE              9, 16, 35,    142158     4/1/1996    142158    11/12/1998   Registered/Opposed
               Union         LOGO [12], [4], [6],    38, 41,
                             [7]                     42
------------------------------------------------------------------------------------------------------------------------------------
13709         European       PC MAGAZINE LOGO [12]    9, 16, 42     141408     4/1/1996    141408      8/3/1998   Registered
               Union         (COLOR), [4], [6], [7]
------------------------------------------------------------------------------------------------------------------------------------

                                                           Local Trademarks
------------------------------------------------------------------------------------------------------------------------------------
ID      Country           Mark       Classes           App. Date     Reg. #     Reg. Date         Applicable Goods and Services
------------------------------------------------------------------------------------------------------------------------------------
13996   France     INTERNET LIFE      9, 16, 38, 42     7/6/1995   95/579267     7/6/1995    All goods and services covered by the
                   [10]                                                                      registration except for any printed
                                                                                             publications destined to network users,
                                                                                             newspapers, magazines, books,
                                                                                             periodicals and booklets in paper-based
                                                                                             or non-interactive CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
14813   France     PC DIRECT [2]     16                11/5/1991     1703566    11/5/1991    Magazines, printed periodicals; except
                                                                                             any of the aforesaid in paper-based or
                                                                                             non-interactive CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
13739   France     PC DIRECT [2]     35                4/15/1992    92415170    4/15/1992    All goods and services covered by the
                                                                                             registration.
------------------------------------------------------------------------------------------------------------------------------------
14214   France     PC DIRECT [2]      9, 38, 42         9/6/1993    93482457     9/6/1993    All goods and services covered by the
                                                                                             registration.
------------------------------------------------------------------------------------------------------------------------------------
15541   France     PC DIRECT [2]      9, 38, 42        6/18/1992    92423217    6/18/1992    All goods and services covered by the
                                                                                             registration.
------------------------------------------------------------------------------------------------------------------------------------
14808   France     PC DIRECT LOGO    16               11/25/1991     1707667   11/25/1991    Printed matter, magazines and
                   [2]                                                                       newspapers; except any of the aforesaid
                                                                                             in paper-based or non-interactive
                                                                                             CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
15204   France     PC DIRECT LOGO    16, 41            5/24/1991     1667174    5/24/1991    All goods and services covered by the
                   WITH SLOGAN [2]                                                           registration except for any printed
                                                                                             matter, journals and periodicals in
                                                                                             paper-based or non-interactive CD-ROM
                                                                                             form.
------------------------------------------------------------------------------------------------------------------------------------
14833   France     PC EXPERT LOGO    16, 41           10/15/1991     1699200   10/15/1991    Paper and printed matter, namely books,
                                                                                             newspapers, reviews and all
                                                                                             publications in the field of computers
                                                                                             and computing; except any of the
                                                                                             foregoing in paper-based or non-
                                                                                             interactive CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
13440   France     PC EXPERT LOGO     9, 35, 38, 42    9/10/1993   93/483084    9/10/1993    All goods and services covered by the
                                                                                             registration.
------------------------------------------------------------------------------------------------------------------------------------
15781   Germany    PC DIREKT LOGO    16, 41           11/25/1991   2,042,020     8/9/1993    Publications, in particular newspapers,
                   [2]                                                                       magazines and books; except any of the
                                                                                             aforesaid in paper-based or non-
                                                                                             interactive CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
13538   Germany    PC DIREKT SLOGAN  16, 41           11/25/1991   2,042,019       8/9/93    Printed matter, in particular
                                                                                             newspapers, magazines, books; except
                                                                                             any of the aforesaid in paper-based or
                                                                                             non-interactive CD-ROM form.
------------------------------------------------------------------------------------------------------------------------------------
14655   United     PC DIRECT [2]     16                5/23/1991    B1465258    5/23/1991    Magazines; printed periodical
        Kingdom                                                                              publications; all relating to personal
                                                                                             computers; all included in Class 16;
                                                                                             except for any of the foregoing in
                                                                                             paper-based or non-interactive CD-ROM
                                                                                             form.
------------------------------------------------------------------------------------------------------------------------------------
14668   United     PC DIRECT LOGO    16                 6/4/1991  B1466192       6/4/1991    Magazines; printed periodical
        Kingdom    [2]                                                                       publications; all relating to personal
                                                                                             computers; all included in Class 16;
                                                                                             except for any of the foregoing in
                                                                                             paper-based or non-interactive CD-ROM
                                                                                             form.
------------------------------------------------------------------------------------------------------------------------------------
15715   United     PC MAGAZINE LOGO  16               10/31/1994     2001332   10/31/1994    Magazines (other than in paper-based or
        Kingdom    [12]                                                                      non-interactive CD-ROM form.)
------------------------------------------------------------------------------------------------------------------------------------

                                  Schedule 2
                               Assumed Employees

                           Part A: The UK Employees

--------------------------------------------------------------------------------
Arias                     Alexander             Labs Technician
--------------------------------------------------------------------------------
Bailey                    David                 Editor
--------------------------------------------------------------------------------
Baker                     Maxwell               Photographer
--------------------------------------------------------------------------------
Barrick                   Gordon                Art editor
--------------------------------------------------------------------------------
Beckett                   Tara                  Marketing Executive
--------------------------------------------------------------------------------
Bennett                   John                  Associate Editor
--------------------------------------------------------------------------------
Bennett                   Jonathan              Network Editor
--------------------------------------------------------------------------------
Bennington                Hazel                 Art editor
--------------------------------------------------------------------------------
Bidlake                   Julian                Senior Account Director
--------------------------------------------------------------------------------
Bingley                   Lemuel                Management Editor
--------------------------------------------------------------------------------
Blundell                  Debra                 Director of Custom Publishing
--------------------------------------------------------------------------------
Bright                    Simon                 Publisher
--------------------------------------------------------------------------------
Brown                     Aaron                 Senior Sub Editor
--------------------------------------------------------------------------------
Brownlow                  Patrick               Account Manager
--------------------------------------------------------------------------------
Bryant                    Jackie                Production Manager
--------------------------------------------------------------------------------
Button                    Paul                  Inside Sales Executive
--------------------------------------------------------------------------------
Carsey                    Jill                  Deputy Art editor
--------------------------------------------------------------------------------
Cashmore                  James                 Account Manager
--------------------------------------------------------------------------------
Chesters                  Sophie                Marketing Executive
--------------------------------------------------------------------------------
Child                     Mark                  Technical Director
--------------------------------------------------------------------------------
Childs                    Claire                Marketing Assistant
--------------------------------------------------------------------------------
Collins-White             Rupert                Staff Writer
--------------------------------------------------------------------------------
Corbin                    Daniel                Project Manager
--------------------------------------------------------------------------------
Corless                   Fiona                 Editor
--------------------------------------------------------------------------------
Courtney                  Martin                News Editor
--------------------------------------------------------------------------------
Craver                    David                 MD // Group Vice President
--------------------------------------------------------------------------------
Cree                      Bob                   Deputy Art editor
--------------------------------------------------------------------------------
Crisp                     Simon                 Assistant PC Analyst
--------------------------------------------------------------------------------
Daley                     Claire                Assistant Billings Controller
--------------------------------------------------------------------------------
Doran                     Andrew                Editorial Assistant
--------------------------------------------------------------------------------
Dryer                     Jeanette              Sales Manager
--------------------------------------------------------------------------------
Dubash                    Manek                 Editor
--------------------------------------------------------------------------------
Dykes                     Alan                  Editor
--------------------------------------------------------------------------------
Edmunds                   Christopher           Marketing Manager
--------------------------------------------------------------------------------
Edmunds                   Nicholas              Enterprise Editor
--------------------------------------------------------------------------------
Farmer                    Barnaby               Inside Sales Executive
--------------------------------------------------------------------------------
Garrard                   Beth                  Production Controller
--------------------------------------------------------------------------------
Gay                       Eve                   Key Account Manager
--------------------------------------------------------------------------------
Gilmour                   Caroline              Staff Writer
--------------------------------------------------------------------------------
Gregory                   Wendy                 Subscription Manager
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Grew                      Maria                 Marketing Manager
--------------------------------------------------------------------------------
Hague                     Peter                 Newsstand Manager
--------------------------------------------------------------------------------
Hallam                    Laurence              Senior Designer
--------------------------------------------------------------------------------
Hamilton                  Mark                  Production Editor
--------------------------------------------------------------------------------
Hands                     Adrian                Account Director
--------------------------------------------------------------------------------
Harkus                    Kate                  Art Editor
--------------------------------------------------------------------------------
Harris                    Christian             CD Editor
--------------------------------------------------------------------------------
Head                      Warren                Digital Production Editor
--------------------------------------------------------------------------------
Henning                   Edward                Director ZD Labs
--------------------------------------------------------------------------------
Howorth                   Roger                 US Labs Editor
--------------------------------------------------------------------------------
Hurst                     Joanne                Production Director
--------------------------------------------------------------------------------
Jackson                   Peter                 Editorial Fellow
--------------------------------------------------------------------------------
Jenkins                   James                 IT Support Analyst
--------------------------------------------------------------------------------
Jenkins                   Michael               Operations Assistant
--------------------------------------------------------------------------------
Johnston                  Sean                  Art Editor
--------------------------------------------------------------------------------
Johnstone                 Vickie                Deputy Production Editor
--------------------------------------------------------------------------------
Jones                     Cal                   Reviews Editor
--------------------------------------------------------------------------------
Judge                     Peter                 Network editor
--------------------------------------------------------------------------------
Kelcz                     Frank                 Vice President Sales
--------------------------------------------------------------------------------
Kerr                      Victoria              Secretary/Coordinator to Zen
--------------------------------------------------------------------------------
Kewney                    Guy                   Editorial Fellow
--------------------------------------------------------------------------------
Kotadia                   Munir                 Reporter
--------------------------------------------------------------------------------
Lake                      Matthew               Chief Sub-Editor
--------------------------------------------------------------------------------
Lewis                     Rhys                  Features Editor
--------------------------------------------------------------------------------
Loney                     Matthew               Senior Reporter
--------------------------------------------------------------------------------
Lyon                      Michael               Financial Controller
--------------------------------------------------------------------------------
Macrae                    Eric                  Sub Editor
--------------------------------------------------------------------------------
Magni                     Peter                 Operations Manager
--------------------------------------------------------------------------------
Masud                     Rana                  Account Manager
--------------------------------------------------------------------------------
Mclellan                  Charles               First Looks Editor
--------------------------------------------------------------------------------
Mcnab                     Andrew                Account Manager
--------------------------------------------------------------------------------
McNeill                   Laura                 Sub editor
--------------------------------------------------------------------------------
Mohamed                   Arif                  Senior Reporter
--------------------------------------------------------------------------------
Monckton                  Paul                  Project Manager
--------------------------------------------------------------------------------
Moore                     Matthew               Senior Technical Editor
--------------------------------------------------------------------------------
Morgan                    Gareth                Editorial Assistant
--------------------------------------------------------------------------------
Morrell                   Robin                 Account Manager
--------------------------------------------------------------------------------
Neal                      Katrina               Key Account Manager
--------------------------------------------------------------------------------
Neal                      David                 Editorial Assistant
--------------------------------------------------------------------------------
Nesbitt                   Alyson                Facilities Manager
--------------------------------------------------------------------------------
Nott                      Philip                Senior Account Director
--------------------------------------------------------------------------------
Oliva                     Lynsey                Account Manager
--------------------------------------------------------------------------------
Patel                     Vikash                CD Rom Executive
--------------------------------------------------------------------------------
Penzer                    Noel                  Senior Outside Sales Executive
--------------------------------------------------------------------------------
Phillips                  Guy                   Publisher
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Raouf                     Alison                Staff Writer
--------------------------------------------------------------------------------
Reidy                     Margaret              Billings Manager
--------------------------------------------------------------------------------
Relph Knight              Terence               Labs Manager
--------------------------------------------------------------------------------
Renwick                   Matthew               Account Manager
--------------------------------------------------------------------------------
Roberts                   Nicholas              Outside Sales Executive
--------------------------------------------------------------------------------
Robinson                  Daniel                Technical Editor
--------------------------------------------------------------------------------
Roffey                    Emma                  Publishing Director
--------------------------------------------------------------------------------
Roffey                    Kate                  Project Manager
--------------------------------------------------------------------------------
Sandeman                  Florence              PA to FD IMG/Travel Manager
--------------------------------------------------------------------------------
Sankey                    Lorraine              PA to Publisher
--------------------------------------------------------------------------------
Shaikh                    Lubna                 Customer Services Executive
--------------------------------------------------------------------------------
Shami                     Sameena               CD Rom Manager
--------------------------------------------------------------------------------
Sly                       Wendy                 Circulation Director
--------------------------------------------------------------------------------
Snowden                   Gemma                 Production Controller
--------------------------------------------------------------------------------
Stamper                   Matthew               Credit Controller
--------------------------------------------------------------------------------
Stoodley                  Vanessa               Production Editor
--------------------------------------------------------------------------------
Sullivan                  Eamonn                Client/Consultant editor
--------------------------------------------------------------------------------
Taylor                    MKelvyn               Senior Technical Advisor
--------------------------------------------------------------------------------
Taylor                    Martin                Advertisement Manager
--------------------------------------------------------------------------------
Thompson                  Iain                  Technical Editor
--------------------------------------------------------------------------------
Tucker                    Henry                 Staff Writer
--------------------------------------------------------------------------------
Turnbull                  Peta                  Finance Director
--------------------------------------------------------------------------------
Valpuesta                 Robert                Production Editor
--------------------------------------------------------------------------------
Veitch                    Martin                Editor
--------------------------------------------------------------------------------
Wallis                    Lucy                  Editorial Assistant
--------------------------------------------------------------------------------
Walsh                     Christine             Circulation Assistant
--------------------------------------------------------------------------------
Waraker                   Abigail               Senior Reporter
--------------------------------------------------------------------------------
Webster                   Sarah                 Admin Assist
--------------------------------------------------------------------------------
Weston                    Gary                  Graphic Artist
--------------------------------------------------------------------------------
Wolpe                     Toby                  Editor in Chief
--------------------------------------------------------------------------------
Woodcock                  Robert                Deputy Production Editor
--------------------------------------------------------------------------------
Woodhead                  Jennifer              Exec asst to Group VP of IMG
--------------------------------------------------------------------------------
Wynn Jones                Philip                Deputy Usability Editor
--------------------------------------------------------------------------------
Yegliss                   Rebecca               Production Assistant
--------------------------------------------------------------------------------
Yeo                       Bob                   Circulation Database Manager
--------------------------------------------------------------------------------
Young                     Kenneth               Internet Editor
--------------------------------------------------------------------------------

                          Part B: The German Employees

------------------------------------------------------------------------------
Name                      Vorname               Tatigkeit

------------------------------------------------------------------------------
Adelberg                  Thimo                 Assistant Lab PCPro
------------------------------------------------------------------------------
Angerer                   Claudia               Projektkoordinatorin
------------------------------------------------------------------------------
Assunta                   Aprede                Assistant
------------------------------------------------------------------------------
Barnden                   Victoria              Erziehungsurlaub
------------------------------------------------------------------------------
Bauer                     Markus                Editor Net
------------------------------------------------------------------------------
Benz                      Thomas                Qualitatssicherung Testlab.
------------------------------------------------------------------------------
Berthold                  Karl-Heinz            Circ./Distr. Manager
------------------------------------------------------------------------------
Braun                     Ralf                  Outside Sales
------------------------------------------------------------------------------
Breyer                    Konstantin            Editor
------------------------------------------------------------------------------
Dhein                     Jens                  Publisher
------------------------------------------------------------------------------
Diesl                     Petra                 Assistant und Sales (Stellen)
------------------------------------------------------------------------------
Donmez                    Semra                 Assistant
------------------------------------------------------------------------------
Dornberger                Gerda                 Ad Coordinator
------------------------------------------------------------------------------
Duster                    Nicola                Sales
------------------------------------------------------------------------------
Eickhoff                  Wiltrud               Assistant General Manager
------------------------------------------------------------------------------
Elster                    Hans-Erich            Ad Manager PCD
------------------------------------------------------------------------------
Faber                     Sascha                Editor HW
------------------------------------------------------------------------------
Friese                    Gerda                 Accountant
------------------------------------------------------------------------------
Fugmann                   Manuel                Tecnical Assistant
------------------------------------------------------------------------------
Gobel                     Matthias              Editor
------------------------------------------------------------------------------
Goldmann                  Thomas                Key Account Mgr.
------------------------------------------------------------------------------
Gorissen                  Brigitte              Erziehungsurlaub bis 21.8.00
------------------------------------------------------------------------------
Grotzke                   Stefan                Web Lab Projektleiter
------------------------------------------------------------------------------
Gumpert                   Georgia               Mgr. ZD Productions
------------------------------------------------------------------------------
Gunther                   Heike                 Assistant Ad
------------------------------------------------------------------------------
Hage                      Marco                 Sales Support
------------------------------------------------------------------------------
Hannemann                 Birgit                Sales
------------------------------------------------------------------------------
Heffter                   Frauke                Event Managerin
------------------------------------------------------------------------------
Held                      Silvia                Accountant
------------------------------------------------------------------------------
Henn                      Andrea                Assistant Circulation
------------------------------------------------------------------------------
Hess                      Sabine                Praktikantin
------------------------------------------------------------------------------
Hiermaier                 Marion                Reception
------------------------------------------------------------------------------
Hoffmann                  Anne                  Inhouse Support
------------------------------------------------------------------------------
Hohertz                   Mark                  Trainee
------------------------------------------------------------------------------
Huber                     Stephan               Accountant
------------------------------------------------------------------------------
Jannot                    Thomas                Editor-in-chief
------------------------------------------------------------------------------
Jonischkeit               Dirk                  Editor Lab
------------------------------------------------------------------------------
Kahles                    Katja                 Erziehungsurlaub
------------------------------------------------------------------------------
Kalbreier *               Anja                  Assistant Editorial
------------------------------------------------------------------------------
Klotz                     Hans                  Production Manager
------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Kluge                          Oliver                           Editor
-----------------------------------------------------------------------------------------------
Konig                          Juliane                          Assistant
-----------------------------------------------------------------------------------------------
Koser                          Wolfgang                         Editor-in-chief
-----------------------------------------------------------------------------------------------
KreiB                          Tino                             Executive Editor
-----------------------------------------------------------------------------------------------
Kruse                          Uta                              Sales
-----------------------------------------------------------------------------------------------
Kuhn                           Stefan                           Executive Editor
-----------------------------------------------------------------------------------------------
Kuppe                          Heike                            Int. Sales Coordination
-----------------------------------------------------------------------------------------------
Lepusa                         Sinisa                           Ad-Service
-----------------------------------------------------------------------------------------------
Lucia                          Thomas                           Handyman
-----------------------------------------------------------------------------------------------
Lutz                           Arlett                           Editor
-----------------------------------------------------------------------------------------------
Mann                           Annette                          Chefin vom Dienst
-----------------------------------------------------------------------------------------------
Marcon                         Felix                            Editor HW
-----------------------------------------------------------------------------------------------
Mark                           Christopher                      Ad Coordinator Mgr.
-----------------------------------------------------------------------------------------------
Moersch                        Siegfried                        Editor
-----------------------------------------------------------------------------------------------
MoBner                         Petra                            Marketing Coordination
-----------------------------------------------------------------------------------------------
Muhle                          Jorg                             Ad Manager PCP
-----------------------------------------------------------------------------------------------
Muller-Kuritka                 Margot                           Erziehungsurlaub
-----------------------------------------------------------------------------------------------
Neumeier                       Franz                            Executive Editor
-----------------------------------------------------------------------------------------------
Paproth                        Bettina                          Layout
-----------------------------------------------------------------------------------------------
Piendl                         Susanne                          Sales
-----------------------------------------------------------------------------------------------
Pohl                           Jaqueline                        Editor
-----------------------------------------------------------------------------------------------
Prinz                          Sabine                           Erziehungsurlaub bis 31.7.00
-----------------------------------------------------------------------------------------------
Reifer                         Heike                            Photographer
-----------------------------------------------------------------------------------------------
Sass von                       Christine                        Layout
-----------------------------------------------------------------------------------------------
Schafer                        Christian                        Inhouse Support
-----------------------------------------------------------------------------------------------
Scharfenberger                 Michael                          General Manager
-----------------------------------------------------------------------------------------------
Scharl                         Annemarie                        Ad Manager Internet Pro
-----------------------------------------------------------------------------------------------
Schauer                        Alexander                        Editor HW
-----------------------------------------------------------------------------------------------
Schell                         Dietmar                          Proofreader
-----------------------------------------------------------------------------------------------
Schenkl                        Michaela                         Editor
-----------------------------------------------------------------------------------------------
Schillinger                    Martin                           Editor Lab
-----------------------------------------------------------------------------------------------
Schmerer                       Kai                              Tecnical Director
-----------------------------------------------------------------------------------------------
Scholz                         Christiane                       Accountant
-----------------------------------------------------------------------------------------------
Scholze                        Christoph                        Executive Editor
-----------------------------------------------------------------------------------------------
Schrader                       Alfons                           Publisher
-----------------------------------------------------------------------------------------------
Schroder                       Jens                             Editor
-----------------------------------------------------------------------------------------------
Schuler                        Ralph                            Editor Lab
-----------------------------------------------------------------------------------------------
Staudte                        Andrea                           Assistant
-----------------------------------------------------------------------------------------------
Steiner                        Tina                             Photographer (Group l.)
-----------------------------------------------------------------------------------------------
Strobel                        Meike                            Assistant
-----------------------------------------------------------------------------------------------
Stromer                        Gerald                           Editor
-----------------------------------------------------------------------------------------------
Stroux                         Annette                          Assistant Editorial
-----------------------------------------------------------------------------------------------
Thaler                         Silvia                           Personnel
-----------------------------------------------------------------------------------------------
Tolksdorf                      Bianca                           Sales
-----------------------------------------------------------------------------------------------
Toprak                         Mehmet                           Editor Aktuell
-----------------------------------------------------------------------------------------------
Unterberg                      Janina                           Ciruclations Koordination
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Vogl                           Romana                           Sales
-----------------------------------------------------------------------------------------------
Weinstein                      Anja                             Editor
-----------------------------------------------------------------------------------------------
Weiss                          Helmut                           Mgr. Inhouse Support
-----------------------------------------------------------------------------------------------
Widmann                        Britta                           Editor
-----------------------------------------------------------------------------------------------
Wild                           Christian                        Production
-----------------------------------------------------------------------------------------------
Zeiler                         Katrin                           Manager Finance/Facility
-----------------------------------------------------------------------------------------------
Zimmermann                     Inge                             Sales
-----------------------------------------------------------------------------------------------

                          Part C: The French Employees

---------------------------------------------------------------------------------------------
Last name                      First Name                      Position
---------------------------------------------------------------------------------------------
Alipo                          Sylvia                          Trainee
---------------------------------------------------------------------------------------------
Antomarchi                     Celina                          Human Resources Assistant
---------------------------------------------------------------------------------------------
Bader                          Nicolas                         Trainee
---------------------------------------------------------------------------------------------
Belot                          Nicholas                        Editor
---------------------------------------------------------------------------------------------
Berlemont                      Pierre                          Senior Sub Editor
---------------------------------------------------------------------------------------------
Bohbot                         Jerome                          Photographer
---------------------------------------------------------------------------------------------
Botton                         Frederic                        Senior Editor
---------------------------------------------------------------------------------------------
Boutier                        Frederic                        Editor
---------------------------------------------------------------------------------------------
Bray                           Vincent                         Finance Manager
---------------------------------------------------------------------------------------------
Cappe de baillon               M                               Research Director
---------------------------------------------------------------------------------------------
Chavanne                       Sabine                          Production Manager
---------------------------------------------------------------------------------------------
Claverie                       Nelly                           Hostess
---------------------------------------------------------------------------------------------
Colin                          Carole                          Circulation Manager
---------------------------------------------------------------------------------------------
Coulaud                        Patricia                        Manufacturer
---------------------------------------------------------------------------------------------
Courouble                      Carole                          Artist Manager
---------------------------------------------------------------------------------------------
Creusot                        Pascal                          Senior Editor
---------------------------------------------------------------------------------------------
Cutman                         Lauwiks                         Labs Editor
---------------------------------------------------------------------------------------------
Dazord                         Marianne                        Marketing Manager
---------------------------------------------------------------------------------------------
De lacvivier                   Bertrand                        Sales PCD
---------------------------------------------------------------------------------------------
De lamaisonneuve               Lorna                           Sales PCE
---------------------------------------------------------------------------------------------
Delion                         Sandrine                        Trainee
---------------------------------------------------------------------------------------------
Demagahaeles                   Sandra                          Marketing
---------------------------------------------------------------------------------------------
Demont Faucon                  Elise                           Trainee
---------------------------------------------------------------------------------------------
Derouet                        Thierry                         Director and Editor in Chief
---------------------------------------------------------------------------------------------
Der sahaguian                  Philip                          Associate Group Publisher
---------------------------------------------------------------------------------------------
Dessillons                     Cedric                          Stock Manager
---------------------------------------------------------------------------------------------
Dessommes                      Isabelle                        Sub-Editor
---------------------------------------------------------------------------------------------
Dondon                         Meric                           Trainee
---------------------------------------------------------------------------------------------
Douay                          Michele                         Associate Editor in Chief
---------------------------------------------------------------------------------------------
Dragovic                       Slobodan                        Labs Editor
---------------------------------------------------------------------------------------------
El Bouzidi                     Nazha                           Production Assistant
---------------------------------------------------------------------------------------------
Favalier                       Anne                            Sub-Editor Manager
---------------------------------------------------------------------------------------------
Flores                         Joscelyn                        Associate Editor in Chief
---------------------------------------------------------------------------------------------
Fontaine                       Alan                            Production Manager
---------------------------------------------------------------------------------------------
Gabiot                         Bruno                           Artist Manager
---------------------------------------------------------------------------------------------
Georges                        Benoit                          Associate Editor in Chief
---------------------------------------------------------------------------------------------
Ghislaine                      Georges                         Human Resources Assistant
---------------------------------------------------------------------------------------------
Grousset                       Bertrand                        Artist Director
---------------------------------------------------------------------------------------------
Hamani                         Oihcen                          Facilities Assistant
---------------------------------------------------------------------------------------------
Henriol                        Muriel                          Trainee
---------------------------------------------------------------------------------------------
Huet                           Benoit                          Senior Editor
---------------------------------------------------------------------------------------------
Jacob                          Isabelle                        Financial Controller
---------------------------------------------------------------------------------------------
Jajolet                        Vincent                         Senior Editor
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Joncret                        Brigitte                        Credit Manager
---------------------------------------------------------------------------------------------
Kharaman                       Tulin                           Accountant
---------------------------------------------------------------------------------------------
Labousset                      Pierre                          Assistant Editor in Chief
---------------------------------------------------------------------------------------------
Lavizzari                      Cyrille                         Sales
---------------------------------------------------------------------------------------------
Legrand                        Yves                            Facilities Manager
---------------------------------------------------------------------------------------------
Lenhard                        Gentlane                        Editor
---------------------------------------------------------------------------------------------
Leroy                          Guillaume                       Sales
---------------------------------------------------------------------------------------------
Lesant                         Stephanie
---------------------------------------------------------------------------------------------
Lourier                        Florence                        Products Chief
---------------------------------------------------------------------------------------------
Marechaux                      Carole                          Sales Inside
---------------------------------------------------------------------------------------------
Martin                         Alain                           Sales Manager
---------------------------------------------------------------------------------------------
Messager                       Olivier
---------------------------------------------------------------------------------------------
Miguel                         Fernando                        Senior Manager
---------------------------------------------------------------------------------------------
Mitrani                        Marc                            Senior Editor / Labs Director
---------------------------------------------------------------------------------------------
Monflier                       Frederic                        Editor
---------------------------------------------------------------------------------------------
Monnier                        Alexandrine                     Assistant
---------------------------------------------------------------------------------------------
Morand                         Catherine                       Sales PCD
---------------------------------------------------------------------------------------------
Obert                          Virginie                        Traffic Assistant
---------------------------------------------------------------------------------------------
Pagel                          Claudia                         Artist
---------------------------------------------------------------------------------------------
Petit                          Dominique                       Human Resources Director
---------------------------------------------------------------------------------------------
Pognon                         Paulette                        Accountant Manager
---------------------------------------------------------------------------------------------
Redureau                       Bernard                         Sub-Editor Manager
---------------------------------------------------------------------------------------------
Renavot                        Katell                          Circulation Assistant
---------------------------------------------------------------------------------------------
Riviere                        Pascal                          F & A Deputy General Director
---------------------------------------------------------------------------------------------
Rodrigues                      Christophe                      Labs Editor
---------------------------------------------------------------------------------------------
Romanos                        Chadi                           Senior Editor
---------------------------------------------------------------------------------------------
Saroufim                       Alain                           Circulation Director
---------------------------------------------------------------------------------------------
Scherer                        Patrick                         Editorial Director
---------------------------------------------------------------------------------------------
Seror                          Louise                          Hostess
---------------------------------------------------------------------------------------------
Simonnot                       Anne                            Executive Assistant
---------------------------------------------------------------------------------------------
Surena                         Frank                           Group Publisher
---------------------------------------------------------------------------------------------
Tarrieu                        Herve                           Digital Assistant
---------------------------------------------------------------------------------------------
Thorin                         Nicolas                         Sales
---------------------------------------------------------------------------------------------
Tonneau                        Edouard                         Editor
---------------------------------------------------------------------------------------------
Vekeman                        Cedric                          Artist PAO
---------------------------------------------------------------------------------------------
Venite                         Louisa
---------------------------------------------------------------------------------------------
Vermel                         Christophe
---------------------------------------------------------------------------------------------
Zerdazi                        Pierre                          Photographer
---------------------------------------------------------------------------------------------

                                   Schedule 3
                                   Contracts

United Kingdom
--------------

1.  Printing Agreement Terms and Conditions

2.  Printing Agreement with St. Ives dated 1 January 2000

3.  Secondary Research Contracts:

    a.  with Media Monitoring Services
    b.  with Dataquest
    c.  with IDC

4.  Mobile phone contracts relevant to the UK Employees

5.  Company Car Leases

6. Business Agreement with PC Direct Limited restricting use of `PC Direct' Trade Mark dated 6 October 1992

7.  All employment agreements relating to the UK Employees

8.  Letter to David Craven dated 19 October 1999 *

9. Subscription Fulfillment Agreement between ZDUK and Tower Publishing Limited dated 8 July 1998

10. Sales distribution agreement between ZDUK and Market Force Limited dated 21 August 1998

Germany

1. Kooperationsvertrag fur exklusive Sponsorship Partner - CD's mit dem Title "PC Direkt" with AOL Bertselsmann Online GmBH & Co. KG * and ZDG. The parties are operating under three similar unexecuted agreements that have been formalised for AOL for execution)

2.  All employment agreements relating to the German Employees

3.  Terms and Conditions of employment

4.  Mobile telephone contracts

5.  Company Car leases

France

1. Yahoo! Licence Agreement between Yahoo and Ziff Davis Publishing dated 15 January 1996 insofar as it relates to the Print-based Publications

2.  Company car leases

3.  Mobile telephone contracts

4.  Co-operative des publications parisiennes *

5.  Contract Commercial Courier - Colis 98 - La Post *

6.  Distribution Costs Agreement with France Routage dated 31 August 1997 *

7.  Fulfillment Agreement with Axime Direct dated 1 August 1995 *

8. Sales representatives agreement with Phillipe le Grix de la Salle & Associates dated [ ]

9.  Charter Data Mailing Contracts *

10. Employment agreements relating to the French Employees

11. Production Contract with Maury Imprimeur dated 1 February 1997

12. Fulfillment Agreement with La Societe KOBA

                                   Schedule 4
                                The Publications


                                    Part A:
                                    -------
                                UK Publications
                                ---------------

                                    IT Week
                                  PC Magazine
                                   PC Direct
                                PC Gaming World

                                    Part B:
                                    -------
                              German Publications
                              -------------------

                                PC Professionell
                                   PC Direkt
                             Internet Professionell

                                    Part C:
                                    -------
                              French Publications
                              -------------------

                                   PC Expert
                                   PC Direct
                              Yahoo Internet Life

                                   Schedule 5
                     `Editorial Voices' of the Publications

U.K. Publications
-----------------

PC Magazine
PC Magazine delivers authoritative, labs-based comparative reviews of computing and Internet products. PC Magazine provides in-depth reviews and accurate, repeatable benchmark testing from PC Magazine Labs.

IT Week
IT Week provides in-depth news analysis and case studies for most important technology buyers at the U.K.'s most intensive IT sites. The key difference from the other IT books in the U.K. is that it is about how to do the job versus how to get a job.

PC Direct
PC Direct targets professional and at-home buyers who purchase from direct sellers and retailers. The magazine provides expert advice on what, where and how to buy computer products for buyers who prefer to purchase direct, via telephone, facsimile or the Internet. The magazine provides test results on all types of products including computers, components, drives and motherboards and provides pricing advice on a wide variety of computer products.

PC Gaming World
PC Gaming World's focus is toward the higher spending, more affluent gaming player. It is used by serious gamers who are looking to purchase new games. The editorial focus is to cover every new PC product released in the game marketplace each month and to offer comprehensive, in-depth reviews of such games.


German Publications
-------------------

PC Professionell
PC Professionell delivers authoritative, labs-based comparative reviews of computing and Internet products. PC Professionell provides in-depth reviews and accurate, repeatable benchmark testing from PC Magazine Labs.

PC Direkt
PC Direkt targets professional and at-home buyers who purchase from direct sellers and retailers. The magazine provides expert advice on what, where and how to buy computer products for buyers who prefer to purchase direct, via telephone, facsimile or the Internet. PC Direkt provides test results on all types of products including computers, components, drives and motherboards and provides pricing advice on a wide variety of computer products.

Internet Professionell
Internet Professionell is positioned towards technology professionals with buying power or who are developing, managing and maintaining web sites. It is used as an information source for the rapidly growing and constantly changing Internet marketplace.

French Publications
-------------------

PC Expert
PC Expert delivers authoritative, labs-based comparative reviews of computing and Internet products. PC Expert provides in-depth reviews and accurate, repeatable benchmark testing from PC Magazine Labs.

PC Direct
The magazine targets professional and at-home buyers who purchase from direct sellers and retailers. The magazine provides expert advice on what, where and how to buy computer products for buyers who prefer to purchase direct, via telephone, facsimile or the Internet. The magazine provides test results on all types of products including computers, components, drives and motherboards and provides pricing advice on a wide variety of computer products.

Yahoo! Internet Life
Yahoo! Internet Life is a consumer based magazine that focuses on showing consumers how the Internet can change their everyday life by explaining how and where to access and utilize the most valuable content on the World Wide Web. The editorial focus of the magazine helps novices discover the World Wide Web.

                                   Schedule 6
              Part A -The Sellers' Representations and Warranties

The following representations and warranties are qualified by all matters set forth in the Disclosure Letter.

1.   Capacity of the Sellers

1.1 The ZD Parent is a company duly incorporated and validly existing under the laws of the state of Delaware, United States of America.

1.2 ZDEL and ZDF are companies duly incorporated and validly existing under the laws of England and Wales.

1.3. ZDVG is a company duly organised and validly existing under the laws of Germany, not yet entered into the Commercial Register.

1.4 ZDF is a company duly incorporated and validly existing under the laws of France.

1.5 Each of the Sellers, ZD Licensor and the Parent has the requisite power and authority to enter into and perform this Agreement and any other agreement referred to in it.

1.6 The Completion Documents will, when executed, constitute binding obligations of the Sellers, ZD Licensor and the ZD Parent being Party to them in accordance with their respective terms.

1.7 The execution and delivery of this Agreement and the performance by each of the Sellers, ZD Licensor and the Parent of its obligations under it, will not:

     a. result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents;

     b. result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound;

     c. result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or

     d.   require the consent of its shareholders or of any other person.

2.   Accuracy of Information

All information contained in this Agreement and the Disclosure Letter and all other information given or made available to the Purchasers, their solicitors, accountants, agents or other representatives by or on behalf of the Sellers and ZD Licensor concerning or which might concern the Businesses and/or the Assets has been given in good faith and believed in good faith to be true and correct in all material respects and no matter or fact has been knowingly withheld, the omission of which renders any such information materially untrue or misleading and all facts specific to the Businesses and/or the Sellers, ZD Licensor and ZD Parent which could materially affect the value of the Assets have been disclosed in this Agreement or the Disclosure Letter or otherwise provided to the Purchasers, their employees, solicitors and accountants.

3.   Ownership of the Businesses and the Assets

3.1 No person other than the Sellers and ZD Licensor has any interest in any of the Businesses and/or the Assets.

3.2 Each of the Assets is owned both legally and beneficially by one or more of the Sellers or ZD Licensor free from any third party rights, and the same being capable of possession is in the possession of the Sellers and/or ZD Licensor and situated in the Territory.

3.3 No Encumbrance or equity on, over or affecting the whole or any part of the Assets is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

3.4 Neither the Sellers nor ZD Licensor is under any obligation of any kind whatsoever to sell, charge or otherwise dispose of the Assets or any interests therein to any other person.

                                   Schedule 6
                                     Part B
                 The Purchasers' Representations and Warranties

1.   Capacity of the Purchasers

1.1 VNU Parent is a company duly incorporated and validly existing under the laws of the Netherlands.

1.2 VG is a company duly incorporated and validly exiting under the laws of the Netherlands.

1.3 VBPL is a company duly incorporated and validly existing under the laws of England.

1.4 VG is a company duly incorporated and validly existing under the laws of Germany.

1.5 VBF is a company duly incorporated and validly existing under the laws of France.

1.6 The Purchasers have the requisite power and authority to enter into and perform this Agreement and any other agreements referred to herein.

1.7 The Completion Documents constitute binding obligations of the Purchasers in accordance with their respective terms.

1.8 The execution and delivery of this Agreement and the performance by the Purchasers of their obligations under it will not :

     a. result in a material breach of any provision of their memorandum or articles of association or equivalent constitutional documents;

     b. result in a material breach of, or constitute a default under, any agreement or instrument to which any of the Purchasers are a party or by which any of them may be bound;

     c. result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which any of the Purchasers is a party or by which any of them may be bound; or

     d.   require the consent of their shareholders or any other person.

2.   Financial Capacity

2.1 The Purchasers acknowledge that their obligations under this Agreement to purchase the Assets and to pay the Initial Consideration are not subject to any financing condition or contingency on the part of Purchasers and the Purchasers have sufficient financial resources to pay the Initial Consideration (and other payments due) at Completion.

                                   Schedule 7
                                The Computations

--------------------------------------------------------------------------------
Example 1:  Purchasers' Collected Amount is less than the
            Closing Net Receivable Amount:

            .  Closing Net Receivable Amount:                   US$12,000,000
            .  Collected Amount:                                US$11,000,000
            .  Accounts Receivable Deficit:                      US$1,000,000

            Purchasers remit to ZDEL US$11,500,000 being the
            Collected Amount of US$11,000,000 plus 50.00% of
            the Shortfall Balancing Payment of US$500,000
--------------------------------------------------------------------------------
Example 2:  Purchasers' Collected Amount is less than the
            Closing Net Receivable Amount:

            .  Closing Net Receivable Amount:                   US$14,000,000
            .  Collected Amount:                                US$10,000,000
            .  Accounts Receivable Deficit:                      US$4,000,000

            Purchasers remit to ZDEL US$11,500,000 being the
            Collected Amount of US$10,000,000) plus
            US$1,500,000 being the capped amount of
            the Accounts Receivable Deficit
--------------------------------------------------------------------------------
Example 3:  Purchasers' Collected Amount is equal to or more than the Closing Net Receivable Amount:

            .  Closing Net Receivable Amount:                   US$14,000,000
            .  Collected Amount:                                US$16,000,000
            .  Accounts Receivable Excess:                       US$2,000,000

            Purchasers remit to ZDEL US$15,000,000 being the
            Closing Net Receivable Amount of US$14,000,000
            plus US$1,000,000 being 50.00% of the Accounts
            Receivable Excess.
--------------------------------------------------------------------------------